=============================================================================






                     RESTRUCTURING AGREEMENT



                              BETWEEN



                         TIME WARNER INC.

                                AND

                        TOSHIBA CORPORATION







                    DATED AS OF AUGUST 31, 1995







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                             Page i



                      TABLE OF CONTENTS

                                                        Page

ARTICLE 1    RESTRUCTURING.................................2

        Section 1.1 Exchange of Toshiba Interests for Exchange
                    Consideration..........................2
        Section 1.2  Deliveries............................2

ARTICLE 2    CLOSING; CLOSING DATE.........................3

ARTICLE 3    REPRESENTATIONS AND WARRANTIES................3

        Section 3.1  Representations and Warranties
        of TWX.............................................3

             (a)    Organization, Standing and Power.......3
             (b)    Capital Structure......................3
             (c)    SEC Documents; Financial Statements....4
             (d)    Authority; Non-Contravention...........5
             (e)    Litigation.............................6
             (f)    TWX Preferred Stock....................6

        Section 3.2 Representations and Warranties of
                    Toshiba................................7

             (a)    Organization; Standing and Power.......7
             (b)    Ownership and Capital Structure
                    of TAE and Toshiba Entertainment.......7
             (c)    Authority; Noncontravention............8
             (d)    Title to Toshiba Partnership
                    Interests and Toshiba Option...........9
             (e)Investment Intent..........................9
             (f)No Liabilities of TAE and Toshiba
                    Entertainment..........................9
             (g)Tax Matters...............................10

ARTICLE 4    COVENANTS....................................11

             (a)    Publicity.............................11
             (b)    Satisfaction of Conditions............11
             (c)    Additional Agreements.................11
             (d)    Other Actions.........................11
             (e)    Tax Matters...........................12
             (f)    Cable/Telephony Business..............12
             (g)    "Toshiba" Name........................12
             (h)    Certain Liabilities...................12

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                             Page ii

ARTICLE 5    CONDITIONS PRECEDENT.........................13

        Section 5.1 Conditions to the Obligations
                    of TWX................................13

             (a)    Accuracy of Representations and
                    Warranties............................13
             (b)    Performance of Agreements.............13
             (c)    No Injunctions........................13
             (d)    Required Consents.....................13
             (e)    HSR Act...............................13

        Section 5.2 Conditions to the Obligations
                    of Toshiba............................13
             (a)    Accuracy of Representations and
                    Warranties............................14
             (b)    Performance of Agreements.............14
             (c)    No Injunctions........................14
             (d)    Required Consents.....................14
             (e)    Registration Rights...................14
             (f)    HSR Act...............................14

ARTICLE 6    GENERAL INDEMNIFICATION......................14

        Section 6.1 Survival of Representations and
                    Warranties............................14
        Section 6.2 Obligation of Toshiba to Indemnify....15
        Section 6.3 Obligation of TWX to Indemnify........16
        Section 6.4 Notice and Opportunity to Defend......16

ARTICLE 7    CONTINUING RIGHTS ANDOBLIGATIONS OF TOSHIBA..17

        Section 7.1 Termination of Rights Under
                    Partnership Agreements................17
        Section 7.2 Other Ventures........................17
        Section 7.3 Standstill; Confidentiality...........17
        Section 7.4 Continuing Strategic Relationship.....17

             (a)    Board Representation..................17
             (b)    Exchange of Personnel.................18
             (c)Preferred Vendor/Supplier Status..........18
             (d)    Covenant Against Competition..........18
             (e)Additional Consultation Rights............19

        Section 7.5 Statement of Enhanced Global
                    Strategic Alliance....................19

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ARTICLE 8    RESTRICTIONS ON TRANSFERS....................19

        Section 8.1  Restrictions on Transfer.............19
        Section 8.2  Additional Restrictions
                     on Transfer..........................20
        Section 8.3  Legends on Certificates of
                     TWX Stock............................21

ARTICLE 9    GENERAL PROVISIONS...........................22

        Section 9.1  Certain Definitions..................22
        Section 9.2  Notices..............................23
        Section 9.3  Alternative Transaction Option.......24
        Section 9.4  Termination..........................25
        Section 9.5  Interpretation.......................25
        Section 9.6  Waivers and Amendments...............25
        Section 9.7  Expenses.............................25
        Section 9.8  Assignment...........................25
        Section 9.9  Entire Agreement; No Third Party
                     Beneficiaries........................26
        Section 9.10 Governing Law........................26
        Section 9.11 Counterparts.........................26



                          EXHIBITS

Exhibit A    Certificate of Designations of Series G Preferred Stock

Exhibit B    Registration Rights Agreement

                   RESTRUCTURING AGREEMENT


          RESTRUCTURING AGREEMENT, dated as of August 31, 1995, between TIME WARNER INC., a Delaware corporation ("TWX"), and TOSHIBA
CORPORATION, a corporation organized under the laws of Japan ("Toshiba").

          WHEREAS, TWX and Toshiba, together with Itochu Corporation ("Itochu") and U S WEST, Inc. ("USW") are parties to an Agreement of Limited Partnership, dated as of October 29, 1991, as amended (the "TWE Partnership Agreement"), pursuant to which the parties thereto formed and capitalized Time Warner Entertainment Company, L.P. ("TWE"), a strategic global limited partnership created for the purpose of exploiting the products, expertise and resources of the partners of TWE to maximize the performance of the filmed entertainment, programming, cable and related business previously owned and operated by TWX;

          WHEREAS, Toshiba America Entertainment, Inc. ("Toshiba Entertainment"), a Delaware corporation and a direct wholly owned subsidiary of TAE Holding, Inc. ("TAE"), a Delaware corporation and an indirect wholly owned subsidiary of Toshiba, is currently a limited partner of TWE and owns a partnership interest therein (the "Toshiba TWE Partnership Interest") consisting of a Common Sub-Account (as defined in the TWE Partnership Agreement), entitling it to a Participating Percentage Share (as defined in the TWE Partnership Agreement) of 5.61%, and an A Sub-Account (as defined in the TWE Partnership Agreement), representing 5.61% of the total A Sub-Accounts of TWE;

          WHEREAS, pursuant to a Letter Agreement, dated May16, 1993, between Toshiba and TWX, Toshiba has the right to increase its interest in TWE under certain circumstances (the "Toshiba Option");

          WHEREAS, Toshiba Entertainment is also a limited partner of TW Service Holding I, L.P., a Delaware limited partnership ("TWSH I"), and TW Service Holding II, L.P., a Delaware limited partnership ("TWSH II"), and owns a partnership interest in each of TWSH I and TWSH II consisting of a Common Sub-Account, entitling it to a Participating Percentage Share of 6.25% (the "Toshiba TWSH Partnership Interests", and together with the Toshiba TWE Partnership Interest, the "Toshiba Partnership Interests");

          WHEREAS, TWX and Toshiba believe that as the entertainment, telecommunications and information services businesses continue to evolve, the mutual ownership of TWE's current businesses and TWX's music, publishing and other

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                             Page 2

businesses will enhance the strategic value of their relationship; and

          WHEREAS, TWX and Toshiba accordingly wish to expand the scope of their strategic alliance to encompass all such businesses through an exchange of the capital stock of TAE and the Toshiba Option for a direct equity interest in TWX.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:


                          ARTICLE 1

                        RESTRUCTURING

          Section 1.1 EXCHANGE OF TOSHIBA INTERESTS FOR EXCHANGE CONSIDERATION. At the Closing (as defined below), Toshiba shall (or shall cause its Subsidiaries (as defined below) to) transfer, assign and convey 100% of the capital stock of TAE and the Toshiba Option to TWX or its designee free and clear of all liens and other encumbrances, and in consideration therefor TWX shall issue to Toshiba and its designee 7.0 million shares of Series G Convertible Preferred Stock, par value $1.00 per share, of TWX, having the rights, preferences and terms set forth in a Certificate of Designations substantially in the form of Exhibit A hereto (or an otherwise designated series of preferred stock of TWX having the same rights, preferences and terms) (the "TWX Preferred Stock"), and TWX shall pay to Toshiba and its designee cash in an amount equal to $10 million. The TWX Preferred Stock issued and the cash paid pursuant to this Section 1.1 are referred to herein as the "Exchange Consideration". Each share of capital stock of TAE and the Toshiba Option shall be exchanged for Exchange Consideration comprised of a proportionate amount of TWX Preferred Stock and cash.

          Section 1.2  DELIVERIES.

               (a) At the Closing, Toshiba shall (and Toshiba shall cause its Subsidiaries to) deliver to TWX or its designee (i)stock certificates representing 100% of the capital stock of TAE, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer and (ii) instruments executed by it and reasonably satisfactory to TWX, transferring, assigning and conveying the Toshiba Option to TWX or its designee.

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                             Page 3

               (b) At the Closing, TWX shall deliver to Toshiba or its designee (i)stock certificates representing the number of shares of TWX Preferred Stock provided for in Section1.1, issued in the name of Toshiba or such designee and (ii)by wire transfer to a bank account designated in a written notice delivered to TWX at least three days prior to the Closing Date, an amount, in immediately available funds, equal to the amount of cash provided for in Section 1.1.

                          ARTICLE 2

                    CLOSING; CLOSING DATE

          The closing of the restructuring transactions contemplated hereby (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, at 10:00 A.M. New York time on the fifth Business Day following the date on which the conditions set forth in Article 5 have been satisfied or waived (or at such other place or such other time as TWX and Toshiba agree in writing). Each of TWX and Toshiba, shall promptly notify the other parties upon the satisfaction or waiver of the conditions set forth in Article 5 with respect to itself. The time and date upon which the Closing occurs herein is called the "Closing Date."


                          ARTICLE 3

               REPRESENTATIONS AND WARRANTIES

          Section 3.1 REPRESENTATIONS AND WARRANTIES OF TWX. TWX represents and warrants to Toshiba as follows:

               (a) ORGANIZATION, STANDING AND POWER. Each of TWX and its Significant Subsidiaries (as defined below) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect (as defined below) on TWX. TWX has delivered to Toshiba complete and correct copies of its Certificate of Incorporation and By-Laws, each as amended to date.

               (b) CAPITAL STRUCTURE. As of the date of this Agreement, the authorized capital stock of TWX consists

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of 750,000,000 shares of common stock, par value $1.00 per share, of TWX
("TWX Common Stock") and 250,000,000 shares of preferred stock, par value $1.00 per share (the "Additional TWX Preferred Stock"). As of the close of business on July31, 1995, 386,174,888 shares (excluding 45,712,535 shares held by TWX in its treasury (or by wholly-owned subsidiaries of TWX)) of TWX
Common Stock were outstanding. As of the close of business on July 31, 1995, 14,729,146 shares of Additional TWX Preferred Stock were outstanding (consisting of 464,638 shares of Series B 6.40% Preferred
Stock, 3,264,508 shares of Series C Convertible Preferred Stock, and 11,000,000 shares of Series D Convertible Preferred Stock), and 4,000,000 shares of Series A Participating Preferred Stock were reserved for issuance pursuant to the Rights Agreement, dated as of January20, 1994, between TWX and Chemical Bank, as Rights Agent. As of July31, 1995, TWX had reserved (i) 95,831,405 shares of TWX Common Stock for issuance upon the conversion of 8.75% convertible subordinated debentures, zero coupon convertible notes and other convertible securities of TWX, and
(ii)78,632,660 shares of TWX Common Stock for issuance upon the exercise of outstanding options to purchase shares of TWX. All outstanding shares of capital stock of TWX have been duly authorized, validly issued, fully paid and non-assessable, not subject to, or issued in violation of, any preemptive rights and have not been issued in violation of any federal or state securities laws.

               (c) SEC DOCUMENTS; FINANCIAL STATEMENTS. TWX has filed with the Securities and Exchange Commission (the "SEC") all required reports, schedules, registration statements and definitive proxy statements since January1, 1993 (as such documents have since the time of their filing been amended, the "TWX SEC Documents"). As of their respective dates, the TWX SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the SEC thereunder applicable to such TWX SEC Documents, and none of such TWX SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any TWX SEC Document has been revised or superseded by later filed TWX SEC Documents filed and publicly available prior to the date this representation is made or deemed made, none of the TWX SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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The financial statements of TWX included in the TWX SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved
(except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by the Exchange Act
Form10-Q) and fairly present the consolidated financial position of TWX and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of the unaudited financial statements, to normal, recurring audit adjustments, which were not individually or in the aggregate material). Except as set forth in the TWX SEC Documents or on Schedule3.1(c), and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet contained in the TWX SEC Documents, as of the date hereof, TWX and its Subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be disclosed or recognized on a consolidated balance sheet of TWX and its consolidated Subsidiaries or in the notes thereto.

               (d) AUTHORITY; NON-CONTRAVENTION. TWX has all requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement (the "Agreements"), to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of TWX and no other corporate proceedings on the part of TWX are necessary to authorize the Agreements or to consummate the transactions contemplated thereby. Each of the Agreements has been duly executed and delivered by TWX and constitutes the valid and binding obligation of TWX, enforceable against TWX in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or equity) and except as rights to indemnity may be limited by federal or state securities laws or the public policies embodied therein. The execution and delivery of each of the Agreements by TWX do not, and the consummation of the transactions contemplated thereby will not, (i)result in any violation of any provision of the Certificate of Incorporation or By-laws or equivalent organizational documents of TWX or any of its

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Subsidiaries; (ii)require TWX or any of its Subsidiaries to obtain any consent, approval or action of, or make any filing with, or give any notice to, any Governmental Entity or any other Person, except as set forth on Schedule3.1(d) (the "TWX Required Consents"); (iii)if the TWX Required Consents are obtained, result in any violation or breach of, or result in a material modification of the effect of, or constitute (with or without notice or lapse of time or both) a default under or give rise to any right of termination, cancellation or acceleration under, any contract, agreement, indenture, note, bond, loan, mortgage, lease, instrument, license, permit, concession, franchise, commitment or other binding arrangement (collectively, "contracts") to which TWX or any of its Subsidiaries is a party or by or to which any of them or any of their properties may be bound or subject, or result in the creation of any lien or encumbrance upon the properties of TWX or any of its Subsidiaries, in each case pursuant to the terms of any such contract, other than any violations, breaches, modifications, defaults, terminations, cancellations, accelerations, liens or encumbrances which, individually and in the aggregate, would not have a Material Adverse Effect on TWX; or (iv)if the TWX Required Consents are obtained, result in any violation of any law, statute, regulation, order, judgment or decree of any Governmental Entity applicable to TWX.

               (e) LITIGATION. As of the date of this Agreement, except as disclosed in the TWX SEC Documents or in Schedule3.1(e), there is no suit, action or proceeding pending, or, to the knowledge of TWX, threatened against or affecting TWX or any Subsidiary of TWX, which, individually or in the aggregate with any other such suits, actions or proceedings, would have a Material Adverse Effect on TWX, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against TWX or any Subsidiary of TWX, which, individually or in the aggregate with any other such judgments, decrees, injunctions, rules or orders, would have a Material Adverse Effect on TWX.

               (f) TWX PREFERRED STOCK. The TWX Preferred Stock comprising the Exchange Consideration, when issued to Toshiba and its designee at the Closing in accordance with Article1, will be duly authorized, validly issued, fully paid and non-assessable. The shares of TWX Common Stock reserved for issuance upon conversion or exchange of the shares of TWX Preferred Stock have been duly authorized and reserved for issuance, and when issued upon such conversion or exchange in accordance with the terms of the Certificate of Designations of the TWX Preferred Stock will have been validly issued, fully paid and non-assessable, and the issuance of such shares of TWX Common Stock is not subject to preemptive or similar rights.

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          Section 3.2  REPRESENTATIONS AND WARRANTIES OF TOSHIBA.  Toshiba
represents and warrants to TWX, on behalf of itself and its Designated Subsidiaries (as defined below), as follows:

               (a) ORGANIZATION; STANDING AND POWER. Each of Toshiba and each of its Designated Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to carry on its business as now being conducted, and each of TAE and Toshiba Entertainment is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or the leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on TAE. Toshiba has delivered to TWX complete and correct copies of the Certificate of Incorporation and By-Laws of each of TAE and Toshiba Entertainment, each as amended to date.

               (b) OWNERSHIP AND CAPITAL STRUCTURE OF TAE AND TOSHIBA ENTERTAINMENT. The authorized capital stock of TAE consists of 100 shares of common stock, par value $.01 per share ("TAE Common Stock"), and 4,950 shares of preferred stock, par value $.01 per share ("TAE Preferred Stock"). 100 shares of TAE Common Stock are outstanding and 4,950 shares of TAE Preferred Stock are outstanding, all of which shares of TAE Common Stock and TAE Preferred Stock are owned directly or indirectly by Toshiba free and clear of any liens or other encumbrances. The authorized capital stock of Toshiba Entertainment consists of 100 shares of common stock, par value $.01 per share and 2,000 shares of preferred stock, par value $.01 per share, of which 100shares of common stock and 1,200 shares of preferred stock are outstanding, all of which are owned directly by TAE free and clear of any liens or other encumbrances. Except as described in this Section 3.2(b), no shares of capital stock or other equity securities of TAE or Toshiba Entertainment are authorized, issued or outstanding, or reserved for any other purpose, and there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which TAE or Toshiba Entertainment is a party relating to the issued or unissued capital stock or other equity securities or ownership interests of TAE or Toshiba Entertainment or obligating TAE or Toshiba Entertainment to grant, issue or sell any shares of capital stock or other equity securities or ownership interests of TAE or Toshiba Entertainment. Neither TAE nor Toshiba Entertainment has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote or that are convertible into or exercisable for securities having the right to vote with the stock-

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holders of TAE or Toshiba Entertainment on any matter.
Upon the consummation of the transactions contemplated hereby, TWX will acquire good and valid title to shares representing 100% of the capital stock of TAE free and clear of any liens or other encumbrances.

               (c) AUTHORITY; NONCONTRAVENTION. Each of Toshiba and each of its Designated Subsidiaries has all requisite corporate power and authority to enter into the Agreements, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Agreements and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Toshiba and each of its Designated Subsidiaries and no other corporate proceedings on the part of Toshiba or any of its Designated Subsidiaries are necessary to authorize the Agreements or to consummate the transactions contemplated thereby.
Each of the Agreements has been duly and validly executed and delivered by Toshiba and constitutes a valid and binding obligation of Toshiba enforceable against Toshiba in accordance with its terms, subject to
(i)bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (ii)general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or equity) and except as rights to indemnity may be limited by federal or state securities laws or the public policies embodied therein. The execution and delivery of each of the Agreements by Toshiba do not, and the consummation of the transactions contemplated thereby will not, (i) result in any violation of any provision of the Certificate of Incorporation or By-laws or equivalent organizational documents of Toshiba or any of its Designated Subsidiaries; (ii) require Toshiba or any of its Designated Subsidiaries to obtain any consent, approval or action of, or make any filing with, or give any notice to, any Governmental Entity or any other Person, except as set forth on Schedule 3.2(b) (the "Toshiba Required Consents" and together with the TWX
Required Consents, the "Required Consents"), and except for such consents, approvals, actions, filings or notices the failure to obtain or give which would not have a Material Adverse Effect on Toshiba or TAE;
(iii) if the Toshiba Required Consents are obtained, result in any violation or breach of, or result in a material modification of the effect of, or constitute (with or without notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration under any contract to which Toshiba or any of its Designated Subsidiaries is a party or by or to which any of them or any of their properties may be bound or subject, or result in the creation of any lien or encumbrance upon the properties of Toshiba or any of its

Designated Subsidiaries pursuant to the terms of any such contract other than any violations, breaches, modifications, defaults, terminations, cancellations, accelerations, liens or encumbrances which, individually and in the aggregate, would not have a Material Adverse Effect on Toshiba or TAE; (iv) if the Toshiba Required Consents are obtained, result in the violation of any law, statute, regulation, order, judgment or decree of any Governmental Entity applicable to Toshiba or any of its Designated Subsidiaries.

               (d) TITLE TO TOSHIBA PARTNERSHIP INTERESTS AND TOSHIBA OPTION. Except as provided in the TWE Partnership Agreement, the Toshiba Option or the TWSH Partnership Agreements (as defined below), (i) Toshiba Entertainment owns the Toshiba TWE Partnership Interest and the Toshiba TWSH Partnership Interests free and clear of any lien or other encumbrance and (ii) Toshiba owns the Toshiba Option free and clear of any lien or other encumbrance and has full power and authority to convey the Toshiba Option free and clear of any lien or other encumbrance and, upon the consummation of the transactions contemplated hereby, TWX will acquire good and valid title to the Toshiba Option free and clear of any lien or other encumbrance.

               (e) INVESTMENT INTENT. Each of Toshiba and its designee is acquiring the TWX Preferred Stock issued pursuant to Section1.1 for investment and is not acquiring such TWX Preferred Stock with a view to, or for sale in connection with any, distribution thereof within the meaning of the Securities Act.

               (f)  NO LIABILITIES OF TAE AND TOSHIBA ENTERTAINMENT.

                    (i) TAE does not have any assets or liabilities other than (A) 100% of the capital stock of Toshiba Entertainment, (B) those assets and liabilities set forth on the consolidated balance sheet of TAE and its Subsidiary at December31, 1994 or disclosed in the notes thereto, (C) liabilities for United Stated federal, state and local income and franchise taxes that are imposed on Toshiba Entertainment's distributive share of TWE's income, losses, credits and other items for the taxable period beginning on January 1, 1995, (D) contingent liabilities for United States federal, state and local income and franchise taxes for periods ending on or prior to December 31, 1994 to the extent such liabilities result from adjustments to Toshiba Entertainment's distributive share of TWE's income, losses, credits and other items shown on the Schedule K-1s of TWE for such periods, and (E) other liabilities incurred in the ordinary course of business since December31, 1994. TAE has conducted no business other than the ownership of such capital stock and activities incidental thereto.

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                             Page 10

                   (ii) Toshiba Entertainment does not have any assets or liabilities other than (A) the Toshiba Partnership Interests, (B) those assets and liabilities set forth on the balance sheet of Toshiba Entertainment at December31, 1994 or disclosed in the notes thereto,
(C)liabilities for United States federal, state and local income and franchise taxes that are imposed on Toshiba Entertainment's distributive share of TWE's income, losses, credits and other items for the taxable period beginning on January 1, 1995, (D) contingent liabilities for United States federal, state and local income and franchise taxes for periods ending on or prior to December 31, 1994 to the extent such liabilities result from adjustments to Toshiba Entertainment's distributive share of TWE's income, losses, credits and other items shown on the Schedule K-1s of TWE for such periods, and (E) other liabilities incurred in the ordinary course of business since December31, 1994. Toshiba Entertainment has conducted no business other than the ownership of the Toshiba Partnership Interests and activities incidental thereto.

               (g)  TAX MATTERS.

                      (i) TAE and Toshiba Entertainment are the only members of the affiliated or combined group of which they are a part for United States federal, state and local income and franchise tax purposes, except that they are members of the California unitary return of Toshiba America, Inc.

                     (ii) The only income, losses, credits, deductions or other allowances of TAE and Toshiba Entertainment for United States federal, state and local income and franchise tax purposes are those which are attributable to their distributive share of the income, losses, credits, deductions or other allowances of TWE, TWSHI and TWSH II and any interest payments with respect to the Acquisition Debt (as defined below).

                    (iii) The aggregate of Toshiba Entertainment's basis in the Toshiba TWE Partnership Interest for United States federal, state and local income tax purposes and the "net operating loss" carryovers ("NOLs") of Toshiba Entertainment for United States federal, state and local income tax purposes is not less than $500million.

                     (iv) TAE's initial basis in the capital stock of Toshiba Entertainment for United States income tax purposes was $125million and as a result of the cancellation of indebtedness owed by Toshiba Entertainment to TAE (the "Acquisition Debt"), TAE's basis will be increased by $375 million. There have been no distributions from Toshiba Entertainment to TAE (other than interest payments with respect to the Acquisition Debt).

                      (v) TAE and Toshiba Entertainment have filed all of their United States federal, state and local income and franchise tax returns that are required to be filed on or prior to the Closing Date in accordance with the Schedule K-1s of TWE provided by TWE to Toshiba and in a manner consistent with the tax returns previously filed by such parties, and have paid all taxes shown to be due on such returns, and Toshiba has furnished TWX with true and complete copies of all such tax returns.

                          ARTICLE 4

                          COVENANTS

               (a) PUBLICITY. Except as otherwise required by law or the rules or regulations of any securities exchange on which the securities of such party or any Affiliate of such party are listed or traded, so long as this Agreement is in effect, no party shall (and each party shall cause its Subsidiaries not to) issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld.

               (b) SATISFACTION OF CONDITIONS. Each party shall use its respective reasonable best efforts to cause the conditions set forth in
Article 5 to be satisfied as promptly as practicable.

               (c) ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information and making of all necessary filings in connection with, among other things, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and applicable Japanese regulations. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each party shall take all such necessary action.

               (d) OTHER ACTIONS. No party shall (and each party shall cause its Subsidiaries not to) take any action that would or is reasonably likely to result in any of the representations and warranties of such party set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Closing set forth in Article5 not being satisfied.

               (e) TAX MATTERS. Toshiba hereby agrees that it shall (and shall cause its Subsidiaries to) report the transaction contemplated by Section 1.1 above as a taxable sale of the capital stock of TAE and the Toshiba Option for United States federal, state and local income and franchise tax purposes and Toshiba shall not (and shall cause its Subsidiaries not to) take any position in any tax return or tax proceeding that is contrary to the foregoing.

               (f)  CABLE/TELEPHONY BUSINESS.

                    (i) If during the period from the date hereof through the date that is 30months from the Closing Date TWX shall reach a basic understanding with USW or any other party to effect a transaction involving a significant change in TWX's ownership in, control of or management rights with respect to in excess of two-thirds of the fair market value of TWE's direct or indirect interests in the cable/ telephony business (a "Significant Cable Transaction"), then TWX shall use its reasonable best efforts to permit Toshiba to have an equity participation in such Significant Cable Transaction on terms to be negotiated with and agreed upon by Toshiba and the parties to such transaction; provided that such equity participation is accomplished on reasonable terms, on a tax efficient basis and in a manner consistent with the scheduled timing of the transaction.

                   (ii)  In connection with Toshiba's equity
participation in any Significant Cable Transaction contemplated by paragraph (i), TWX shall use its reasonable best efforts to permit Toshiba to invest up to 50% of the Exchange Consideration received by Toshiba and its Designated Subsidiaries as consideration for such equity participation; provided that such investment is effectuated on a tax efficient basis.

               (g) "TOSHIBA" NAME. Promptly after Closing, TWX shall change the name of TAE and Toshiba Entertainment to a name that does not use "Toshiba" or derivations thereof.

               (h) CERTAIN LIABILITIES. On or prior to the Closing, Toshiba shall cause each of TAE and Toshiba Entertainment to repay or otherwise cause to be cancelled or extinguished all liabilities due to its affiliates.

                          ARTICLE 5

                    CONDITIONS PRECEDENT

          Section 5.1 CONDITIONS TO THE OBLIGATIONS OF TWX. The obligations of TWX under this Agreement to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, the imposition of which is solely for the benefit of TWX and any one or more of which may be expressly waived by TWX, in its sole discretion, except as otherwise required by law:

               (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Toshiba contained herein shall have been true and correct when made, and shall be true and correct at and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation or warranty had by its terms been made as of a specific date in which case such representation or warranty shall have been true and correct as of such specific date). TWX shall have received a certificate dated the Closing Date signed by an officer of Toshiba certifying to the fulfillment of this condition.

               (b) PERFORMANCE OF AGREEMENTS. Toshiba shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it at or prior to the Closing Date. TWX shall have received a certificate dated the Closing Date signed by an officer of Toshiba certifying to the fulfillment of this condition.

               (c) NO INJUNCTIONS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transactions contemplated hereby shall be in effect.

               (d) REQUIRED CONSENTS. The Required Consents shall have been obtained and TWX shall have received evidence thereof reasonably satisfactory to it.

               (e) HSR ACT. All waiting periods under the HSR Act shall have expired or been terminated.

          Section 5.2 CONDITIONS TO THE OBLIGATIONS OF TOSHIBA. The obligations of Toshiba to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, the imposition of which is solely for the benefit of Toshiba and any one or more of which may be expressly waived by Toshiba, in its sole discretion, except as otherwise required by law:

               (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of TWX contained herein shall have been true and correct when made, and shall be true and correct at and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation or warranty had by its terms been made as of a specific date, in which case such representation or warranty shall have been true and correct as of such specific date). Toshiba shall have received a certificate dated the Closing Date signed by an officer of TWX certifying to the fulfillment of this condition.

               (b) PERFORMANCE OF AGREEMENTS. TWX shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it at or prior to the Closing Date. Toshiba shall have received a certificate dated the Closing Date signed by an officer of TWX certifying to the fulfillment of this condition.

               (c) NO INJUNCTIONS. No Injunction preventing the consummation of the transactions contemplated hereby shall be in effect.

               (d) REQUIRED CONSENTS. The Required Consents shall have been obtained and Toshiba shall have received evidence thereof reasonably satisfactory to it.

               (e) REGISTRATION RIGHTS. TWX shall have executed and delivered a registration rights agreement, substantially in the form of Exhibit B, relating to the registration of resales by Toshiba of the TWX Common Stock into which the TWX Preferred Stock issued pursuant to Section1.1 is convertible or exchangeable.

               (f) HSR ACT. All waiting periods under the HSR Act shall have expired or have been terminated.


                          ARTICLE 6

                   GENERAL INDEMNIFICATION

          Section 6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any Exhibit or Schedule, or in any other document delivered pursuant to this Agreement, shall survive the Closing and shall survive any investigation at any time made by or on behalf of the party to whom any such representations, warranties, covenants and agreements were made; provided, however, that, (i) except as provided in clause (ii) of this Section 6.1, all unasserted claims with respect to a breach of the representations and warranties of TWX and Toshiba shall expire on the close of business on the first anniversary of the Closing Date and cannot thereafter be asserted; and (ii) all unasserted claims with respect to a breach of the representations and warranties of (A) Toshiba set forth in Sections 3.2(b), (c), (d), (f) and
(g) and (B)TWX set forth in Section 3.1(d) shall survive for the relevant statutes of limitations and any extensions thereof.

          Section 6.2 OBLIGATION OF TOSHIBA TO INDEMNIFY. Subject in the case of clause(ii) to the limitations contained in Section 6.1, Toshiba agrees to indemnify, defend and hold harmless TWX (and its directors, officers, employees, Affiliates, successors and assigns) from and against all (i)losses, liabilities (including, without limitation, tax liabilities), damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements whether arising out of a suit or proceeding between the indemnitee and the indemnitor or between the indemnitee and a third party) ("Losses") of TAE or Toshiba Entertainment attributable to periods (or portions thereof) ending on or prior to the Closing Date, (ii)Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Toshiba contained in this Agreement or in any documents delivered pursuant to this Agreement and (iii)Losses with respect to state or local taxes of any other member of any combined or unitary group in which TAE or Toshiba Entertainment is included for state or local tax purposes. Notwithstanding the foregoing, Toshiba's indemnification obligations with respect to liabilities described in clause(i) of the preceding sentence shall not include (x)Losses with respect to United States federal income taxes that are imposed on Toshiba Entertainment's distributive share of TWE's income, losses, credits and other items for the taxable period beginning on January 1, 1995, or state and local income or franchise taxes for such period to the extent such taxes are imposed as a result of Toshiba Entertainment having a positive distributive share (as computed for United States federal income tax purposes) of TWE's net taxable income for such period, (y) Losses with respect to United States federal, state and local income and franchise taxes for periods ending on or prior to December 31, 1994 to the extent such Losses result from adjustments to Toshiba Entertainment's distributive share of TWE's income, losses, credits and other items shown on the Schedule K-1s of TWE for such periods, and (z) Losses with respect to United States federal, state and local taxes on income resulting from any action taken by TWX, TAE or Toshiba Entertainment after the Closing. Any payments made pursuant to this Section shall be treated as adjustments to the purchase price.

          Section 6.3 OBLIGATION OF TWX TO INDEMNIFY. Subject to the limitations contained in Section 6.1, TWX agrees to indemnify, defend and hold harmless Toshiba (and its directors, officers, employees, Affiliates, successors or assigns) from and against all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of TWX contained in this Agreement or in any documents delivered pursuant to this Agreement. Any payments made pursuant to this Section shall be treated as adjustments to the purchase price.

          Section 6.4 NOTICE AND OPPORTUNITY TO DEFEND. Promptly after receipt by any party hereto (the "Indemnified Party") of notice or knowledge of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnified Party shall give notice thereof (the "Claims Notice") to any other party (or parties) obligated to provide indemnification pursuant to Section 6.2 or
6.3 (the "Indemnifying Party"); provided that subject to Section 6.1 the delay or failure to give prompt notice shall not affect the rights of any Indemnified Party unless and to the extent such delay or failure shall be prejudicial or otherwise adversely affect the Indemnifying Party. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by an Indemnified Party. The Indemnifying Party may assume the defense of such Asserted Liability at its own expense and by its own counsel, and after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Asserted Liability, the Indemnifying Party shall not be liable hereunder for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense of such Asserted Liability, except as set forth below. At the request of, and at the expense of, the Indemnifying Party, the Indemnified Party shall cooperate in the defense of any such Asserted Liability and shall make available to the Indemnifying Party any books, records or other documents within its control necessary or appropriate for such defense. No Indemnifying Party shall, without the consent of the Indemnified Party, consent to the entry of judgment or enter into any settlement that does not include a release of the Indemnified Party from all liability in respect of such Asserted Liability. No Indemnified Party shall consent to the entry of such judgment or enter into any settlement without the consent of the Indemnifying Party.


                          ARTICLE 7

                    CONTINUING RIGHTS AND
                   OBLIGATIONS OF TOSHIBA

          Section 7.1 TERMINATION OF RIGHTS UNDER PARTNERSHIP AGREEMENTS. Upon the consummation of the transactions contemplated hereby, Toshiba shall cease to be a Participant (as defined in the TWE Partnership Agreement) and, except as provided below, Toshiba and its Subsidiaries shall cease to have any rights or obligations under (a) the TWE Partnership Agreement, (b) the Toshiba Option or (c) the TWSH Partnership Agreements.

          Section 7.2 OTHER VENTURES. Nothing contained herein shall modify, amend or otherwise affect the agreements, understandings and arrangements of TWX, Toshiba, Itochu, USW and their respective Affiliates relating to Time Warner Entertainment Japan Inc. ("TWE Japan"), Titus Communications Corp. and Chofu Cable Kabushiki Kaisha.

          Section 7.3 STANDSTILL; CONFIDENTIALITY. Toshiba shall continue to be bound by and entitled to the benefits of the "Confidentiality" provisions set forth in Section 5.3 of the TWE Partnership Agreement and, for so long as Toshiba directly or indirectly owns at least 50 percent of the TWX Preferred Stock issued pursuant to Section1.1 (including any TWX Common Stock received upon conversion or exchange thereof) (the "Toshiba Minimum Interest"), Toshiba shall be bound by the "Standstill" provisions set forth in Section5.6 of the TWE Partnership Agreement.

          Section 7.4 CONTINUING STRATEGIC RELATIONSHIP. Toshiba shall have the additional rights and obligations set forth in this Section 7.4.

               (a) BOARD REPRESENTATION. For so long as Toshiba directly or indirectly owns an interest in TWX at least equal to the Toshiba
Minimum Interest, (i)Toshiba shall be entitled to designate one Non-
Voting Class A Representative to the Board of Representatives of TWE (in accordance with Section 12.2(a) of the TWE Partnership Agreement) and shall continue to be bound by the provisions of Article XII of the TWE Partnership Agreement as it relates to the appointment, removal and conduct of such Non-Voting Class A Representative, and (ii)Toshiba shall be entitled to designate representatives to serve on the committees of the Board of Representatives of TWE (including without limitation the Full Service Network Management Committee) existing as of the date hereof to the same extent as it is entitled as of the date hereof.

               (b) EXCHANGE OF PERSONNEL. For so long as Toshiba directly or indirectly owns an interest in TWX at least equal to the Toshiba Minimum Interest, Toshiba shall have the rights and obligations of a Class A Partner with respect to the "Exchange of Personnel" arrangements provided in Section 12.7 of the TWE Partnership Agreement, and TWX shall cause similar arrangements to be effectuated with respect to the music and publishing businesses of TWX.

               (c) PREFERRED VENDOR/SUPPLIER STATUS. For so long as Toshiba directly or indirectly owns an interest in TWX at least equal to the Toshiba Minimum Interest, Toshiba shall be entitled to the benefits of the "Preferred Vendor/Supplier Status" provisions set forth in Section
5.8 of the TWE Partnership Agreement to the same extent as if Toshiba were a Partner; provided that for purposes of determining Toshiba's (or its Affiliate's) pro rata share of any supply arrangement (in the event more than one Partner (or Affiliate of a Partner) provides the relevant product or service) its Participating Percentage Share shall be deemed to equal 5.61% multiplied by the percentage of the TWX Preferred Stock issued pursuant to Section1.1 (including any TWX Common Stock received upon conversion or exchange thereof) then owned directly or indirectly by Toshiba (the "Toshiba Participating Percentage Share"); and provided further, that for purposes of Section 5.8 of the TWE Partnership Agreement only, for so long as Toshiba is entitled to any rights under such Section the Participating Percentage Share of the TW Partners (as defined in the TWE Partnership Agreement) shall be reduced by an amount equal to the Toshiba Participating Percentage Share. In addition, TWX shall cause similar arrangements to be effectuated with respect to the music and publishing businesses of TWX. If and for so long as TWX controls any successor to the assets of TWE, TWX shall cause such successor to grant Toshiba rights comparable to those provided by this Section7.4(c), and if TWX shall not control any such successor then TWX shall use its reasonable best efforts to cause such successor to grant Toshiba such rights.

               (d) COVENANT AGAINST COMPETITION. Notwithstanding the provisions of Section 5.5(a)(i) and (ii) of the TWE Partnership
Agreement, for so long as Toshiba directly or indirectly owns at least
15% of the equity of TWE Japan, Toshiba shall be subject to the restrictions, and entitled to the benefits, of the "Covenants Against Competition" set forth in Section 5.5 of the TWE Partnership Agreement, but only to the extent such provisions restrict any party from engaging, directly or indirectly (whether by operation, investment or otherwise), in any Restricted Business in Japan. In addition, for so long as TWX controls TWE, TWX shall cause TWE to continue to comply with Sections5 and 6 of the TWE Japan Agreement (as defined below) in accordance with the terms thereof.

               (e) ADDITIONAL CONSULTATION RIGHTS. Following the Closing, members of the senior management of TWX and Toshiba shall consult regularly with respect to the cable, programming, filmed entertainment, music and publishing businesses and shall explore possible areas of joint cooperation in connection with such businesses on a global basis. In addition, (i)representatives of TWX and Toshiba shall meet quarterly to exchange information and ideas regarding markets, products, technologies and opportunities in the cable, programming, filmed entertainment, music and publishing businesses and (ii)representatives of TWX and Toshiba shall meet quarterly to discuss new business opportunities in the areas of music and publishing in Japan.

          Section 7.5 STATEMENT OF ENHANCED GLOBAL STRATEGIC ALLIANCE. Following the execution of this Agreement, the parties will consider preparing a statement intended to formalize the terms and objectives of their enhanced long-term global strategic relationship.


                          ARTICLE 8

                  RESTRICTIONS ON TRANSFERS

          Section 8.1 RESTRICTIONS ON TRANSFER. Toshiba agrees that it shall not (and shall cause its Subsidiaries not to), without the prior written consent of the board of directors of TWX, directly or indirectly, sell, transfer, pledge, encumber or otherwise dispose of, or agree to sell, transfer, pledge, encumber or otherwise dispose of, any shares of TWX Preferred Stock acquired pursuant to this Agreement, any TWX Common Stock issued upon conversion or exchange of such TWX Preferred Stock, or any interest therein (collectively, "TWX Stock"), except that such consent shall not be necessary if any such disposition is:

                 (i) to the underwriters in connection with an underwritten public offering of shares of TWX Stock on a firm commitment basis registered under the Securities Act, pursuant to which the sale of such securities is effected in a manner that will result in a broad distribution thereof;

                (ii) to a third party in a transaction that complies with the volume and manner of sale provisions con-tained in Rule 144(e) and (f) as in effect on the date hereof under the Securities Act (whether or not applicable in accordance with the terms thereof);

               (iii) to a third party in a transaction or series of related transactions whenever occurring (provided that this paragraph
(iii) will be unavailable where the senior executives or Agents of Toshiba or any of its Subsidiaries know or, after reasonable inquiry should have known, that such third party directly or indirectly beneficially owns or, after giving effect to such sale will beneficially own, more than five percent of the aggregate Voting Power of any class or series of Voting Securities of TWX or, if such class or series votes together with any other classes or series as a single class or series, more than five percent of the aggregate Voting Power of such classes or series);

                (iv) to a financial institution as a bona fide pledge as security for money borrowed;

                 (v) pursuant to the terms of any tender or exchange offer for Voting Securities of TWX not opposed by the board of directors of TWX (provided that Toshiba shall not be permitted to make any such transfer prior to the date on which TWX files a Schedule14D-9 with respect to such tender or exchange offer); and

                (vi)  to an Affiliate of Toshiba;

provided, however, that the restrictions set forth in this Section 8.1 shall not apply to (A)the transfer of any Voting Securities of TWX to TWX and (B)Voting Securities of TWX held by one or more employee benefit plans (or trusts for such plans) of Toshiba and its Subsidiaries, provided that all decisions whether to purchase or sell such shares are made by Persons independent of Toshiba and its Affiliates. Notwithstanding anything in the first sentence of this Section 8.1 to the contrary, any transfer pursuant to clause (iv) of this Section 8.1, and any transfer or series of related transfers to any Person pursuant to clause (iii) of this Section 8.1 of Voting Securities representing (on an as-converted basis) three percent (3%) or more of the outstanding shares of TWX Common Stock (determined on the basis of the most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable), shall include the written agreement of the transferee in a form reasonably satisfactory to TWX to be bound by the terms of this Section 8.1.

          Section 8.2 ADDITIONAL RESTRICTIONS ON TRANSFER. Toshiba shall not (and Toshiba shall cause its Subsidiaries not to), directly or indirectly, offer, sell, assign, pledge, encumber, transfer, or otherwise dispose of any TWX Stock, except pursuant to a registration of such securities under the Securities Act and applicable state securities laws or in a transaction that, in the opinion of Davis Polk & Wardwell or other counsel reasonably satisfactory to TWX, is exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.

          Section 8.3  LEGENDS ON CERTIFICATES OF TWX STOCK.

               (a) Toshiba agrees (and will cause each of its designees to agree) that each certificate for shares of TWX Stock shall bear the following legends:

     (A) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

     (B) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRUCTURING AGREEMENT, DATED AS OF AUGUST 31, 1995, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE "RESTRUCTURING AGREEMENT"), BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. A COPY OF THE RESTRUCTURING AGREEMENT MAY BE OBTAINED FROM THE CORPORATION FREE OF CHARGE. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE AGREES TO COMPLY IN ALL RESPECTS WITH THE REQUIREMENTS OF THE RESTRUCTURING AGREEMENT.

               (b) In connection with any transfer in accordance with Sections 8.1(i) and (ii), TWX shall deliver new certificates for the shares of TWX Stock without the legends specified in paragraph (a) above, and, in connection with any transfer in accordance with Section 8.1(v), TWX shall deliver new certificates for the shares of TWX Stock without the legend specified in paragraph (a)(B) above, in each case, in exchange for the surrender of existing certificates representing TWX Stock and, in the case of Section 8.1(ii), evidence reasonably satisfactory to TWX (consisting of an officer's certificate or an opinion of counsel, as reasonably determined by TWX) that the provisions of Rule144(e) and (f) under the Securities Act have been followed.

                          ARTICLE 9

                     GENERAL PROVISIONS

          Section 9.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms will have the meanings set forth in this Section:

               (a) "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

               (b) "Agent" means, with respect to any Person, such Person's officers, directors, employees, attorneys, accountants, representatives and agents.

               (c) "beneficially owned" has the meaning ascribed to such term in Rule 13d-3 of the Exchange Act, as in effect, on the date of this Agreement.

               (d) "Business Day" means any day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized or obligated to be closed.

               (e) "Designated Subsidiaries" of Toshiba means Toshiba America, Inc., a Delaware corporation and a direct wholly owned
Subsidiary of Toshiba, TAE and Toshiba Entertainment.

               (f) "Governmental Entity" means any foreign, Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

               (g) "Material Adverse Effect" means, with respect to any Person, any effect that is or is reasonably likely to be materially adverse to (x) the business, results of operations, properties, assets, liabilities or condition (financial or otherwise) of such Person and its Subsidiaries taken as a whole, (y) such Person's or its Subsidiaries' ability to consummate the transactions contemplated hereby or (z) in the case of Toshiba or TAE, the Toshiba Partnership Interests.

               (h) "Person" means any individual, corporation, partnership, firm, group (as such term is used in this Section 13(d)(3) of the Exchange Act), joint venture, association, trust, limited liability company, unincorporated organization, estate, trust or other entity.

               (i) "Significant Subsidiary" of any Person (as defined below) means any Subsidiary (as defined below) of such Person that would constitute a "significant subsidiary" of such Person within the meaning of Rule1-02(v)(1) or (2) of RegulationS-X promulgated by the SEC.

               (j) "Subsidiary" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either directly or through or together with any other Subsidiary of such Person), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation or other legal entity.

               (k) "TWE Japan Agreement" means the TWE Japan Agreement, dated as of October29, 1991, as amended, among Itochu, Toshiba, USW, TWX and Warner Bros. Inc.

               (l) "TWSH Partnership Agreements" means the Agreements of Limited Partnership, each dated as of September 14, 1993, governing TWSH I and TWSH II.

               (m) "Voting Power" means, with respect to any class or series of securities of TWX, or any classes or series of securities of TWX generally entitled to vote together as a single class or series, the power of such class or series (or such classes or series) to vote for the election of directors. For purposes of determining the percentage of Voting Power of any class or series (or classes or series) beneficially owned by any Person, any securities not outstanding which are subject to conversion rights, exchange rights, warrants, options or similar securities held by such Person shall be deemed to be outstanding, but shall not be deemed to be outstanding for the purposes of computing the percentage of the class or series (or classes or series) beneficially owned by any other Person.

               (n) "Voting Securities" means, with respect to any Person, any securities of such Person having Voting Power or any securities convertible into or exchangeable for any securities having Voting Power.

          Section 9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon a receipt of a transmittal confirmation if sent by telecopy or like transmission, and on the next Business Day when sent by Federal Express, Express Mail or similar overnight courier service to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

               (a)  If to TWX to:

                    Time Warner Inc.
                    75 Rockefeller Plaza
                    New York, New York  10019
                    Attention:  Peter R. Haje,
                                General Counsel
                    Facsimile:  (212) 956-7281

                    with a copy to:

                    Paul, Weiss, Rifkind, Wharton
                      & Garrison
                    1285 Avenue of the Americas
                    New York, New York  10019
                    Attention:  Robert B. Schumer
                    Facsimile:  (212) 757-3990


               (b)  If to Toshiba, to:

                    Toshiba Corporation
                    1-1, Shibaura 1-chome
                    Minato-ku, Tokyo 105, Japan
                    Attention:  Akira Kuwahara
                    Facsimile:  81-3-5444-9288

                    with a copy to:

                    Toshiba Corporation
                    1-1 Shibaura 1-chome
                    Minato-ku, Tokyo 105, Japan
                    Attention:  General Manager
                                Legal Affairs Division
                    Facsimile:  81-3-5444-9214

                    Davis Polk & Wardwell
                    450 Lexington Avenue
                    New York, New York  10017
                    Attention: John A. Bick
                    Facsimile:  (212) 450-4800

          Section 9.3 ALTERNATIVE TRANSACTION OPTION. Toshiba shall have the option, exercisable by delivering a written notice to TWX within ten days after the date hereof (but in any event prior to the Closing), to transfer the Toshiba Partnership Interest and the Toshiba Option to TWX (in lieu of transferring the capital stock of TAE and the Toshiba
Option in accordance with this Agreement) in a transaction identical to the transaction contemplated by the Restructuring Agreement, dated as of the date hereof, among TWX, Itochu and Itochu Entertainment Inc. (but for the parties thereto and such other changes as are necessary or appropriate to reflect the different parties).

          Section 9.4  TERMINATION.  This Agreement may be terminated
(i)upon the written agreement of the parties or (ii)by either TWX or Toshiba if the transactions contemplated hereby shall not have occurred by December31, 1995 upon written notice delivered by such party to the other.

           Section 9.5 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term "reasonable best efforts" as used throughout this Agreement with respect to actions to be taken by any party shall not be construed to require any party to make any material expenditure in connection with such actions. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to August 31, 1995.

          Section 9.6 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by written instruments signed by the parties to this Agreement, or in the case of a waiver, by the party waiving compliance. Except where a specific period for action or inaction is provided herein, no delay on the part of a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Neither any waiver on the part of a party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

          Section 9.7 EXPENSES. The parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

          Section 9.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          Section 9.9 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein) (a)constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b)is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          Section 9.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (other than its rules of conflicts of law to the extent the application of the laws of another jurisdiction would be required thereby).

          Section 9.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              TIME WARNER INC.

                              By:/s/ Gerald M. Levin
                                 ---------------------------
                                 Name:  Gerald M. Levin
                                 Title:  Chairman and Chief
                                         Executive Officer


                              TOSHIBA CORPORATION

                              By:/s/ Fumio Sato
                                 --------------------------
                                 Name: Fumio Sato
                                 Title: President and
                                        Chief Executive Officer

                                             Schedule 3.1(c)



                         UNDISCLOSED LIABILITIES


                                  None.

                                                  Schedule 3.1(d)



                          TWX REQUIRED CONSENTS


1.   Filing of Premerger Notification and Report Form under the HSR Act.

                                                  Schedule 3.1(e)



                           MATERIAL LITIGATION


                                  None.

                                                  Schedule 3.2(c)



                        TOSHIBA REQUIRED CONSENTS

1.   Japanese Export-Import Bank.

2.   Bank of Japan.

                                                 Exhibit A




                       CERTIFICATE OF DESIGNATIONS
                         OF SERIES G CONVERTIBLE
                             PREFERRED STOCK

                                    OF

                             TIME WARNER INC.

                        _______________________


        Pursuant to Section 151 of the General Corporation Law
                        of the State of Delaware

                        _______________________



          TIME WARNER INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (as defined below, the "Corporation"), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Corporation at a meeting duly held on [August __, 1995].

          RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Section 2 of Article IV of the Restated Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate of Incorporation"), and Section 151(g) of the General Corporation Law of the State of Delaware, such Board of Directors hereby creates, from the authorized shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series as follows:

          The series of Preferred Stock hereby established shall consist of [] shares designated as Series G Convertible Preferred Stock.
The rights, preferences and limitations of such series shall be as follows:

          1. DEFINITIONS. As used herein, the following terms shall have the indicated meanings:

               1.1 "Accrued Dividend Amount" shall mean the aggregate amount of accrued and unpaid dividends on a share of Series G Stock to and including the Conversion Date, except that if the Conversion Date shall occur after a Record Date and prior to a related Dividend Payment Date, the Accrued Dividend Amount shall not include any accrued and unpaid dividends for the period from and after the most recent Dividend Payment Date.

               1.2 "Board of Directors" shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

               1.3 "Capital Stock" shall mean any and all shares of corporate stock of a Person (however designated and whether representing rights to vote, rights to participate in dividends or distributions upon liquidation or otherwise with respect to such Person, or any division or subsidiary thereof, or any joint venture, partnership, corporation or other entity).

               1.4 "Certificate" shall mean the certificate of the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of Series G Convertible Preferred Stock filed with respect to this resolution with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware.

               1.5 "Change of Control" and "Change of Control Date" shall have the following meanings: "Change of Control" shall mean the occurrence of one or both of the following events: (a) individuals who would constitute a majority of the members of the Board of Directors elected at any meeting of stockholders or by written consent (without regard to any members of the Board of Directors elected pursuant to the terms of any series of Preferred Stock) shall be elected to the Board of Directors and the election or the nomination for election by the Corporation's stockholders of such directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election (in which event "Change of Control Date" shall mean the date of such election) or (b) a Person or group of Persons acting in concert as a partnership, limited partnership, syndicate or other group within the meaning of Rule 13d-3 under the Exchange Act (the "Acquiring Person") shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, share repurchases or redemptions or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the

Exchange Act) of 40% or more of the outstanding shares of Common Stock (in which event "Change of Control Date" shall mean the date of the event resulting in such 40% ownership).

               1.6 "Closing Price" of the Common Stock shall mean the last reported sale price of the Common Stock (regular way) as shown on the Composite Tape of the NYSE, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the NYSE, or, if the Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the last reported sale price of the Common Stock, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by NASDAQ.

               1.7 "Common Dividend Deficiency" shall be applicable in the event that a Conversion Date shall fall after a record date and prior to the related payment date for a regularly scheduled cash dividend on the Common Stock (the "Common Dividend Payment Date"), and in such event shall mean the product of (i) the Conversion Rate, (ii) the amount per share of Common Stock of the regularly scheduled cash dividend for which the record date has been set but a payment date has not yet occurred and
(ii) a fraction (A) the numerator of which is the number of calendar days from and excluding the Conversion Date (or in the event the Conversion Date falls after a Record Date and on or prior to a related Dividend Payment Date, from and excluding the Dividend Payment Date) to and including the Common Dividend Payment Date and (B) the denominator of which is 91 (provided that such fraction shall not be greater than one
(1)).

               1.8 "Common Dividend Excess" shall be applicable in all circumstances where a Common Dividend Deficiency is not applicable, and in such event shall mean the product of (i) the Conversion Rate, (ii) the regular quarterly cash dividend per share, if any, paid by the Corporation on the Common Stock (the "Historical Dividend") on the most recent dividend payment date for the Common Stock (the "Prior Dividend Payment Date") occurring during the four months immediately preceding the Conversion Date and (iii) a fraction (A) the numerator of which is the number of calendar days from and excluding (1) the Prior Dividend Payment Date to and including (2) the Conversion Date (or in the event the Conversion Date falls after a Record Date and on or prior to a related Dividend Payment Date, to and including the Dividend Payment Date) and
(B)the denominator of which is 91 days (provided that in no event shall the fraction be greater than one (1)).

               1.9 "Common Stock" shall mean the class of Common Stock, par value $1.00 per share, of the Corporation authorized at the date of the Certificate, or any other class of stock resulting from (x) successive changes or reclassifications of such Common Stock consisting of changes in par value, or from par value to no par value, (y) a subdivision or combination or (z) any other changes for which an adjustment is made under Section 3.6(a), and in any such case including any shares thereof authorized after the date of the Certificate, together with any associated rights to purchase other securities of the Corporation which are at the time represented by the certificates representing such shares of Common Stock.

               1.10  "Conversion Date" shall have the meaning set forth in
Section 3.5 hereof.

               1.11 "Conversion Price" at any time shall mean the Liquidation Value per share divided by the Conversion Rate in effect at such time (rounded to the nearest one hundredth of a cent).

               1.12  "Conversion Rate" shall have the meaning set forth in
Section 3.1 hereof.

               1.13 "Converting Holder" shall have the meaning set forth in Section 3.5 hereof.

               1.14 "Corporation" shall mean Time Warner Inc., a Delaware corporation, and any of its successors by operation of law, including by merger, consolidation or sale or conveyance of all or substantially all of its property and assets.

               1.15 "Current Market Price" of the Common Stock on any date shall mean the average of the daily Closing Prices per share of the Common Stock for the five (5)consecutive Trading Days ending on the Trading Day immediately preceding the applicable record date, conversion date, redemption date or exchange date referred to in Section 3 or
Section 4.

               1.16 "Dividend Payment Date" shall have the meaning set forth in Section 2.1 hereof.

               1.17 "Effective Time" shall mean the date on which the Series G Stock.

               1.18 "Exchange Act" shall mean Securities Exchange Act of 1934, as amended.

               1.19  "Exchange Price" shall have the meaning set forth in
Section 4.1 hereof.

               1.20 "Junior Stock" shall mean the Common Stock, the Series A Stock and the shares of any other class or series of Capital Stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series G Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

               1.21 "Liquidation Value" shall have the meaning set forth in Section 7.1 hereof.

               1.22 "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

               1.23 "Net Dividend Amount" shall have the meaning set forth in Section 3.1 hereof.

               1.24  "NYSE" shall mean the New York Stock Exchange, Inc.

               1.25 "Parity Stock" shall mean the Series B Stock, the Series C Stock, the Series D Stock, the SeriesH Stock and the shares of any other class or series of Capital Stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the stated dividends thereon are not paid in full, be entitled to share ratably with the Series G Stock in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, or shall, in the event that the amounts payable thereon on liquidation are not paid in full, be entitled to share ratably with the Series G Stock in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full; PROVIDED, HOWEVER, that the term "Parity Stock" shall be deemed to refer (i) in Section2.2 hereof, to any stock which is Parity Stock in respect of dividend rights; (ii) in Section 7 hereof, to any stock which is Parity Stock in respect of the distribution of assets; and (iii) in Sections 6.2 and 6.3 hereof, to any stock which is Parity Stock in respect of either dividend rights or the distribution of assets and which, pursuant to the Certificate of Incorporation or any instrument in which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall so designate, is entitled to vote with the holders of Series G Stock.

               1.26 "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

               1.27 "Preferred Stock" shall mean the class of Preferred Stock, par value $1.00 per share, of the Corporation authorized at the date of the Certificate, including any shares thereof authorized after the date of the Certificate.

               1.28 "Pro Rata Portion" shall have the meaning set forth in Section 5.6 hereof.

               1.29 "Pro Rata Repurchase" shall mean the purchase of shares of Common Stock by the Corporation or by any of its subsidiaries, whether for cash or other property or securities of the Corporation, which purchase is subject to Section 13(e) of the Exchange Act or is made pursuant to an offer made available to all holders of Common Stock, but excluding any purchase made in open market transactions that satisfies the conditions of clause (b) of Rule 10b-18 under the Exchange Act or has been designed (as reasonably determined by the Board of Directors or a committee thereof) to prevent such purchase from having a material effect on the trading market of the Common Stock. The "Effective Date" of a Pro Rata Repurchase shall mean the applicable expiration date (including all extensions thereof) of any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase which is not a tender or exchange offer.

               1.30  "Record Date" shall have the meaning set forth in
Section 2.1 hereof.

               1.31 "Redemption Price" shall have the meaning set forth in Section 4.1 hereof.

               1.32 "Redemption Rescission Event" shall mean the occurrence of (a) any general suspension of trading in, or limitation on prices for, securities on the principal national securities exchange on which shares of Common Stock are registered and listed for trading (or, if shares of Common Stock are not registered and listed for trading on any such exchange, in the over-the-counter market) for more than six-and-one-half (6-1/2) consecutive trading hours, (b)any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 400
Industrial Companies (or any successor index published by Dow Jones &
Company, Inc. or Standard & Poor's Corporation) by either (i) an amount in excess of 10%, measured from the close of business on any Trading Day to the close of business on the next succeeding Trading Day during the period commencing on the Trading Day preceding the day notice of any redemption of shares of this Series is given (or, if such notice is given after the close of business on a Trading Day, commencing on such Trading
Day) and ending at the earlier of (x) the time and date fixed for redemption in such notice and (y) the time and date at which the Corporation shall have irrevocably deposited funds with a designated bank or trust company pursuant to Section 4.4 or (ii) an amount in excess of 15% (or, if the time and date fixed for redemption is more than 15 days following the date on which notice of redemption is given, 20%), measured from the close of business on the Trading Day preceding the day notice of such redemption is given (or, if such notice is given after the close of business on a Trading Day, from such Trading Day) to the close of business on any Trading Day on or prior to the earlier of the dates specified in clauses (x) and (y) above, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States or (d) the commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which in the reasonable judgment of the Corporation could have a material adverse effect on the market for the Common Stock.

               1.33  "Rescission Date" shall have the meaning set forth in
Section 4.5 hereof.

               1.34 "Senior Stock" shall mean the shares of any class or series of Capital Stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be senior to the Series G Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

               1.35 "Series A Stock" shall mean the series of Preferred Stock authorized and designated as Series A Participating Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

               1.36 "Series B Stock" shall mean the series of Preferred Stock authorized and designated as Series B 6.40% Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

               1.37 "Series C Stock" shall mean the series of Preferred Stock authorized and designated as Series C Convertible Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

               1.38 "Series D Stock" shall mean the series of Preferred Stock authorized and designated as Series D Convertible Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

               1.39 "Series G Stock" and "this Series" shall mean the series of Preferred Stock authorized and designated as the Series G Convertible Preferred Stock, including any shares thereof authorized and designated after the date of the Certificate.

               1.40 "SeriesH Stock" shall mean the series of Preferred Stock authorized and designated as SeriesH Convertible Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

               1.41 "Surrendered Shares" shall have the meaning set forth in Section 3.5 hereof.

               1.42 "Trading Day" shall mean, so long as the Common Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not so listed or admitted for trading on any national securities exchange, a day on which the National Market System of NASDAQ is open for the transaction of business.

          2.  CASH DIVIDENDS.

               2.1 The holders of the outstanding Series G Stock shall be entitled to receive quarter-annual dividends, as and when declared by the Board of Directors out of funds legally available therefor. Each quarter-annual dividend shall be an amount per share equal to (i) in the case of each Dividend Payment Date (as defined below) occurring after the Effective Time through the Dividend Payment Date coinciding with the fourth anniversary of the Effective Time, the greater of (A) $.9375 per $100 of Liquidation Value of Series G Stock (which is equivalent to $3.75 per annum), and (B) an amount per $100 of Liquidation Value of Series G Stock equal to the product of (1) the Conversion

Rate and (2) the aggregate per share amount of regularly scheduled dividends paid in cash on the Common Stock during the period from but excluding the immediately preceding Dividend Payment Date to and including such Dividend Payment Date and (ii) in the case of each Dividend Payment Date occurring thereafter, an amount per $100 of Liquidation Value of Series G Stock equal to the product of (1) the Conversion Rate and (2) the aggregate per share amount of regularly scheduled dividends paid in cash on the Common Stock during the period from but excluding the immediately preceding Dividend Payment Date to and including such Dividend Payment Date. All dividends shall be payable in cash on or about the first day of [January, April, July and October]{1} in each year, beginning on the first such date that is more than 15 days after the Effective Time, as fixed by the Board of Directors, or such other dates as are fixed by the Board of Directors (provided that the fourth anniversary of the Effective Time shall be a Dividend Payment Date) (each a "Dividend Payment Date"), to the holders of record of Series G Stock at the close of business on or about the Trading Day next preceding such first day of [January, April, July or October] (or fourth anniversary of the Effective Time) as the case may be, as fixed by the Board of Directors, or such other dates as are fixed by the Board of Directors (each a "Record Date"). In the case of dividends payable in respect of periods prior to the fourth anniversary of the Effective Time, (i) such dividends shall accrue on each share on a daily basis, whether or not there are unrestricted funds legally available for the payment of such dividends and whether or not earned or declared, from and after the day immediately succeeding the Effective Time and (ii) any such dividends that become payable for any partial dividend period shall be computed on the basis of the actual days elapsed in such period. From and after the fourth anniversary of the Effective Time, dividends on the Series G Stock (determined as to amount as provided herein) shall accrue to the extent, but only to the extent, that regularly scheduled cash dividends are declared by the Board of Directors on the Common Stock with a payment date after the fourth anniversary of the Effective Time (or, in the case of Series G Stock originally issued after the fourth anniversary of the Effective Time, after the Dividend Payment Date next preceding such date of original issuance). All dividends that accrue in accordance with the foregoing provisions shall be cumulative from and after the day immediately succeeding the Effective Time (or such date of issuance). The amount payable to each holder of record on any Dividend Payment Date shall be rounded to the nearest cent.

-----------------------------
{1} To be revised so that the first Dividend Payment Date will be approximately 3 months following the Effective Time.

               2.2 Except as hereinafter provided in this Section 2.2, unless all dividends on the outstanding shares of Series G Stock and any Parity Stock that shall have accrued and become payable as of any date shall have been paid, or declared and funds set apart for payment thereof, no dividend or other distribution (payable other than in shares of Junior Stock) shall be paid to the holders of Junior Stock or Parity Stock, and no shares of Series G Stock, Parity Stock or Junior Stock shall be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries (except by conversion into or exchange for Junior Stock), nor shall any monies be paid or made available for a purchase, redemption or sinking fund for the purchase or redemption of any Series G Stock, Junior Stock or Parity Stock. When dividends are not paid in full upon the shares of this Series and any Parity Stock, all dividends declared upon shares of this Series and all Parity Stock shall be declared pro rata so that the amount of dividends declared per share on this Series and all such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and all such Parity Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

               2.3 In case the Corporation shall at any time distribute (other than a distribution in liquidation of the Corporation) to the holders of its shares of Common Stock any assets or property, including debt or equity securities of the Corporation (other than Common Stock subject to a distribution or reclassification covered by Section 3.6(a)) or of any other Person (including common stock of such Person) or cash (but excluding regularly scheduled cash dividends payable on shares of Common Stock), or in case the Corporation shall at any time distribute (other than a distribution in liquidation of the Corporation) to such holders rights, options or warrants to subscribe for or purchase shares of Common Stock (including shares held in the treasury of the Corporation), or rights, options or warrants to subscribe for or purchase any other security or rights, options or warrants to subscribe for or purchase any assets or property (in each case, whether of the Corporation or otherwise, but other than any distribution of rights to purchase securities of the Corporation if the holder of shares of this Series would otherwise be entitled to receive such rights upon conversion of shares of this Series for Common Stock; PROVIDED, HOWEVER, that if such rights are subsequently redeemed by the Corporation, such redemption shall be treated for purposes of this Section 2.3 as a cash dividend (but not a regularly scheduled cash dividend) on the Common Stock), the Corporation shall simultaneously distribute such assets, property, securities, rights, options or warrants pro rata to the holders of Series G Stock on the record date fixed for determining holders of Common Stock entitled to participate in such distribution (or, if no such record date shall be established, the effective time thereof) in an amount equal to the amount that such holders of Series G Stock would have been entitled to receive had their shares of Series G Stock been converted into Common Stock immediately prior to such record date (or effective time). In the event of a distribution to holders of Series G Stock pursuant to this
Section 2.3, such holders shall be entitled to receive fractional shares or interests only to the extent that holders of Common Stock are entitled to receive the same. The holders of Series G Stock on the applicable record date (or effective time) shall be entitled to receive in lieu of such fractional shares or interests the same consideration as is payable to holders of Common Stock with respect thereto. If there are no fractional shares or interests payable to holders of Common Stock, the holders of Series G Stock on the applicable record date (or effective time) shall receive in lieu of such fractional shares or interests the fair value thereof as determined by the Board of Directors.

               2.4 If a distribution is made in accordance with the provisions of Section 2.3, anything in Section 3 to the contrary notwithstanding, no adjustment pursuant to Section 3 shall be effected by reason of the distribution of such assets, property, securities, rights, options or warrants or the subsequent modification, exercise, expiration or termination of such securities, rights, options or warrants.

               2.5 In the event that the holders of Common Stock are entitled to make any election with respect to the kind or amount of securities or other property receivable by them in any distribution that is subject to Section 2.3, the kind and amount of securities or other property that shall be distributable to the holders of the Series G Stock shall be based on (i) the election, if any, made by the record holder (as of the date used for determining the holders of Common Stock entitled to make such election) of the largest number of shares of Series G Stock in writing to the Corporation on or prior to the last date on which a holder of Common Stock may make such an election or (ii) if no such election is timely made, an assumption that such holder failed to exercise any such rights (provided that if the kind or amount of securities or other property is not the same for each nonelecting holder, then the kind and amount of securities or other property receivable by holders of the Series G Stock shall be based on the kind or amount of securities or other property receivable by a plurality of shares held by the nonelecting holders of Common Stock). Concurrently with the mailing to holders of Common Stock of any document pursuant to which such holders may make an election of the type referred to in this Section, the Corporation shall mail a copy thereof to the record holders of the Series G Stock as of the date used for determining the holders of record of Common Stock entitled to such mailing.

          3.  CONVERSION RIGHTS.

               3.1 Each holder of a share of this Series shall have the right at any time or as to any share of this Series called for redemption or exchange, at any time prior to the close of business on the date fixed for redemption or exchange (unless the Corporation defaults in the payment of the Redemption Price or fails to exchange the shares of this Series for the applicable number of shares of Common Stock and any cash portion of the Exchange Price or exercises its right to rescind such redemption pursuant to Section 4.5, in which case such right shall not terminate at the close of business on such date), to convert such share into (i) a number of shares of Common Stock equal to 2.08264 shares of Common Stock for each share of this Series, subject to adjustment as provided in this Section 3 (such rate, as so adjusted from time to time, is herein called the "Conversion Rate") plus (ii) a number of shares of Common Stock equal to

                    (A) (1) the Accrued Dividend Amount MINUS (2) the Common Dividend Excess, if applicable, or PLUS (3) the Common Dividend Deficiency, if applicable (the "Net Dividend Amount"), DIVIDED BY

                    (B) the Closing Price of the Common Stock on the last Trading Day prior to the Conversion Date;

PROVIDED, HOWEVER, that in the event that the Net Dividend Amount is a negative number, the number of shares deliverable upon conversion of a share of Series G Stock shall be equal to

                    (I) the number of shares determined pursuant to clause (i) MINUS

                    (II) a number of shares equal to (x)the absolute value of the Net Dividend Amount DIVIDED BY (y) the Closing Price of the Common Stock on the last Trading Day prior to the Conversion Date;

AND PROVIDED FURTHER THAT, in the event that the Net Dividend Amount is a positive number, the Corporation shall have the right to deliver cash equal to the Net Dividend Amount or any portion thereof, in which case its obligation to deliver shares of Common Stock pursuant to clause(ii) shall be reduced by a number of shares equal to (x)the aggregate amount of cash so delivered DIVIDED BY (y)the Closing Price of the Common Stock on the last Trading Day prior to the Conversion Date, unless the Corporation shall deliver cash equal to the entire Net Dividend Amount, in which case its entire obligation under clause (ii) shall be discharged. The obligations of the Corporation to issue the Common Stock or make the cash payments provided by this Section 3.1 shall be absolute whether or not any accrued dividend by which such issuance or payment is measured has been declared by the Board of Directors and whether or not the Corporation would have adequate surplus or net profits to pay such dividend if declared or is otherwise restricted from making such dividend.

               3.2 Except as provided in this Section 3, no adjustments in respect of payments of dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of this Series (it being understood that if the Conversion Date for shares of Series G Stock occurs after a Record Date and on or prior to a Dividend Payment Date, the holder of record on such Record Date shall be entitled to receive the dividend payable with respect to such shares on the related Dividend Payment Date pursuant to Section 2.1 hereof).

               3.3 The Corporation may, but shall not be required to, in connection with any conversion of shares of this Series, issue a fraction of a share of Common Stock, and if the Corporation shall determine not to issue any such fraction, the Corporation shall, subject to Section
3.6(c), make a cash payment (rounded to the nearest cent) equal to such fraction multiplied by the Closing Price of the Common Stock on the last Trading Day prior to the Conversion Date.

               3.4 Any holder of shares of this Series electing to convert such shares into Common Stock shall surrender the certificate or certificates for such shares at the office of the transfer agent or agents therefor (or at such other place as the Corporation may designate by notice to the holders of shares of this Series) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, or in form satisfactory to the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert such shares of this Series. The Corporation shall, as soon as practicable (subject to Section 3.6(d)) after such deposit of certificates for shares of this Series, accompanied by the written notice above prescribed, issue and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee, certifi-cates representing the number of shares of Common Stock and the cash, if any, to which such holder is entitled upon such conversion.

               3.5 Conversion shall be deemed to have been made as of the date (the "Conversion Date") that certificates for the shares of this Series to be converted, and the written notice prescribed in Section 3.4 are received by the transfer agent or agents for this Series; and the Person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common
Stock on such date. Notwithstanding anything to the contrary contained herein, in the event the Corporation shall have rescinded a redemption of shares of this Series pursuant to Section 4.5, any holder of shares of this Series that shall have surrendered shares of this Series for conversion following the day on which notice of the subsequently rescinded redemption shall have been given but prior to the close of business on the later of (a) the Trading Day next succeeding the date on which public announcement of the rescission of such redemption shall have been made and (b) the Trading Day on which the notice of rescission required by Section 4.5 is deemed given pursuant to Section 8.2 (a "Converting Holder"), may rescind the conversion of such shares surrendered for conversion by (i)properly completing a form prescribed by the Corporation and mailed to holders of shares of this Series
(including Converting Holders) with the Corporation's notice of rescission, which form shall provide for the certification by any Converting Holder rescinding a conversion on behalf of any beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of shares of this Series that the beneficial ownership (within the meaning of such Rule) of such shares shall not have changed from the date on which such shares were surrendered for conversion to the date of such certification and (ii) delivering such form to the Corporation no later than the close of business on that date which is ten (10) Trading Days following the date on which the Corporation's notice of rescission is deemed given pursuant to Section 8.2. The delivery of such form by a Converting
Holder shall be accompanied by (x) any certificates representing shares of Common Stock issued to such Converting Holder upon a conversion of shares of this Series that shall be rescinded by the proper delivery of such form (the "Surrendered Shares"), (y) any securities, evidences of indebtedness or assets (other than cash) distributed by the Corporation to such Converting Holder by reason of such Converting Holder's being a record holder of Surrendered Shares and (z) payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the sum of (I) any cash such Converting Holder may have received in lieu of the issuance of fractional shares upon conversion and (II) any cash paid or payable by the Corpora-tion to such Converting Holder by reason of such Converting Holder being a record holder of Surrendered Shares. Upon receipt by the Corporation of any such form properly completed by a Converting Holder and any certificates, securities, evidences of indebtedness, assets or cash payments required to be returned or made by such Converting Holder to the Corporation as set forth above, the Corporation shall instruct the transfer agent or agents for shares of Common Stock and shares of this Series to cancel any certificates representing Surrendered Shares (which Surrendered Shares shall be deposited in the treasury of the Corporation) and reissue certificates representing shares of this Series to such Converting Holder (which shares of this Series shall be deemed to have been outstanding at all times during the period following their surrender for conversion).
The Corporation shall, as promptly as practicable, and in no event more than five (5) Trading Days, following the receipt of any such properly completed form and any such certificates, securities, evidences of indebtedness, assets or cash payments required to be so returned or made, pay to the Converting Holder or as otherwise directed by such Converting Holder any dividend or other payment made on such shares during the period from the time such shares shall have been surrendered for conversion to the rescission of such conversion. All questions as to the validity, form, eligibility (including time or receipt) and acceptance of any form submitted to the Corporation to rescind the conversion of shares of this Series, including questions as to the proper completion or execution of any such form or any certification contained therein, shall be resolved by the Corporation, whose determination shall be final and binding. The Corporation shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or for this Series are duly closed for any purpose or during any period commencing at a Redemption Rescission Event and ending at either (i) the time and date at which the Corporation's right of rescission shall expire pursuant to Section 4.5 if the Corporation shall not have exercised such right or (ii) the close of business on that day which is ten (10) Trading Days following the date on which notice of rescission pursuant to Section
4.4 is deemed given pursuant to Section 8.2 if the Corporation shall have exercised such right of rescission, but certificates for shares of Common Stock shall be delivered as soon as practicable after the opening of such books or the expiration of such period.

               3.6 The Conversion Rate shall be adjusted from time to time as follows for events occurring after August31, 1995:

                    (a) In case the Corporation shall, at any time or from time to time while any of the Series G

     Stock is outstanding, (i) pay a dividend in shares of its Common Stock,
     (ii) combine its outstanding shares of Common Stock into a smaller number of shares, (iii)subdivide its outstanding shares of Common Stock or (iv) reclassify (other than by way of a merger that is subject to Section
     3.7) its shares of Common Stock, then the Conversion Rate in effect immediately before such action shall be adjusted so that immediately following such event the holders of the Series G Stock shall be entitled to receive upon conversion or exchange thereof the kind and amount of shares of Capital Stock of the Corporation which they would have owned or been entitled to receive upon or by reason of such event if such shares of Series G Stock had been converted or exchanged immediately before the record date (or, if no record date, the effective date) for such event (it being understood that any distribution of cash or of Capital Stock (other than Common Stock), including any distribution of Capital Stock (other than Common
     Stock) that shall accompany a reclassification of the Common Stock, shall be subject to Section 2.3 rather than this Section 3.6(a)).
     An adjustment made pursuant to this Section 3.6(a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective retroactively immediately after the effective date in the case of a subdivision, combination or reclassification. For the purposes of this Section 3.6(a), in the event that the holders of Common Stock are entitled to make any election with respect to the kind or amount of securities receivable by them in any transaction that is subject to this Section 3.6(a) (including any election that would result in all or a portion of the transaction becoming subject to Section2.3), the kind and amount of securities that shall be distributable to the holders of the Series G Stock shall be based on
     (i) the election, if any, made by the record holder (as of the date used for determining the holders of Common Stock entitled to make such election) of the largest number of shares of Series G Stock in writing to the Corporation on or prior to the last date on which a holder of Common Stock may make such an election or (ii) if no such election is timely made, an assumption that such holder failed to exercise any such rights (provided that if the kind or amount of securities is not the same for each nonelecting holder, then the kind and amount of securities receivable shall be based on the kind or amount of securities receivable by a plurality of nonelecting holders of Common Stock). Concurrently with the mailing to holders of Common Stock of any document pursuant to which such holders may make an election of the type referred to in this Section, the Corporation shall mail a copy thereof to the record holders of the Series G Stock as of the date used for determining the holders of record of Common Stock entitled to such mailing.

                    (b) In case a Change of Control shall occur, the Conversion Rate in effect immediately prior to the Change of Control Date shall be increased (but not decreased) by multiplying such rate by a fraction as follows: (i) in the case of a Change of Control specified in Section 1.5(a), a fraction in which the numerator is the Conversion Price prior to adjustment pursuant hereto and the denominator is the Current Market Price of the Common Stock at the Change of Control Date, (ii) in the case of a Change of Control specified in Section 1.5(b), the greater of the following fractions:
     (x) a fraction the numerator of which is the highest price per share of Common Stock paid by the Acquiring Person in connection with the transaction giving rise to the Change of Control or in any transaction within six months prior to or after the Change of Control Date (the "Highest Price"), and the denominator of which is the Current Market Price of the Common Stock as of the date (but not earlier than six months prior to the Change of Control Date) on which the first public announcement is made by the Acquiring Person that it intends to acquire or that it has acquired 40% or more of the outstanding shares of Common Stock (the "Announcement Date") or
     (y) a fraction the numerator of which is the Conversion Price prior to adjustment pursuant hereto and the denominator of which is the Current Market Price of the Common Stock on the Announcement Date and (iii) in the case where there co-exists a Change of Control specified in both Section 1.5(a) and Section 1.5(b), the greatest of the fractions determined pursuant to clauses (i) and (ii). Such adjustment shall become effective immediately after the Change of Control Date and shall be made, in the case of clauses (ii) and
     (iii) above, successively for six months thereafter in the event and at the time of any increase in the Highest Price after the Change of Control Date; PROVIDED, HOWEVER, that no such successive adjustment shall be made with respect to the Conversion Rate of the shares of this Series in respect of any event occurring after the Conversion Date.

                    (c) The Corporation shall be entitled to make such additional adjustments in the Conversion Rate, in addition to those required by subsections3.6(a) and 3.6(b), as shall be necessary in order that any dividend or distribution in Common Stock or any subdivision, reclassification or combination of shares of Common
     Stock referred to above, shall not be
     taxable to the holders of Common Stock for United States Federal income tax purposes so long as such additional adjustments pursuant to this
     Section 3.6(c) do not decrease the Conversion Rate.

                    (d) In any case in which this Section3.6 shall require that any adjustment be made effective as of or retroactively immediately following a record date, the Corporation may elect to defer (but only for five (5) Trading Days following the occurrence of the event which necessitates the filing of the statement referred to in Section 3.6(f)) issuing to the holder of any shares of this Series converted after such record date (i) the shares of Common Stock and other Capital Stock of the Corporation issuable upon such conversion over and above (ii) the shares of Common Stock and other Capital Stock of the Corporation issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; PROVIDED, HOWEVER, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                    (e) All calculations under this Section3 shall be made to the nearest cent, one-hundredth of a share or, in the case of the Conversion Rate, one hundred-thousandth. Notwithstanding any other provision of this Section 3, the Corporation shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1.00000% of such Conversion Rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1.00000% in such rate. Any adjustments under this Section 3 shall be made successively whenever an event requiring such an adjustment occurs.

                    (f) Whenever an adjustment in the Conversion Rate is required, the Corporation shall forthwith place on file with its transfer agent or agents for this Series a statement signed by a duly authorized officer of the Corporation, stating the adjusted Conversion Rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment. Promptly after the adjustment of the Conversion Rate, the Corporation shall mail a notice thereof to each holder of shares of this Series.

                    (g) In the event that at any time as a result of an adjustment made pursuant to this Section3, the holder of any share of this Series thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Corporation other than shares of Common Stock, the conversion rate of such other shares so receivable upon conversion of any such share of this Series shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through
     (f) and (h) of this Section3.6, and the provisions of Section 3.1 through 3.5 and 3.7 through 3.10 shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

                    (h)  No adjustment shall be made pursuant to this
     Section 3.6 (i) if the effect thereof would be to reduce the Conversion Price below the par value of the Common Stock or (ii) subject to Section3.6(c) hereof, with respect to any share of Series G Stock that is converted, prior to the time such adjustment otherwise would be made.

               3.7 In case after August31, 1995 (a) any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (b) any sale or conveyance of all or substantially all of the property and assets of the Corporation, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Series G Stock shall have the right thereafter, during the period such share shall be convertible or exchangeable, to convert such share into or have such share exchanged for the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such shares of this Series could have been converted or exchanged immediately prior to such consolidation, merger, sale or conveyance, subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 (based on (i)the election, if any, made in writing to the Corporation by the record holder (as of the date used for determining holders of Common
Stock entitled to make such election) of the largest number of shares of Series G Stock on or prior to the last date on which a holder of Common Stock may make an election regarding the kind or amount of securities or other property receivable by such holder in such transaction or (ii) if no such election is timely made, an assumption that such holder failed to exercise any such rights (provided that if the kind or amount of securities or other property is not the same for each nonelecting holder, then the kind and amount of securities or other property receivable shall be based upon the kind and amount of securities or other property receivable by a plurality of the nonelecting holders of Common Stock)). In the event that any of the transactions referred to in clauses (a) or (b) involves the distribution of cash (or property other than equity securities) to a holder of Common Stock, lawful provision shall be made as part of the terms of the transaction whereby the holder of each share of Series G Stock on the record date fixed for determining holders of Common Stock entitled to receive such cash or property (or if no such record date is established, the effective date of such transaction) shall be entitled to receive the amount of cash or property that such holder would have been entitled to receive had such holder converted his shares of Series G Stock into Common Stock immediately prior to such record date
(or effective date) (based on the election or nonelection made by the record holder of the largest number of shares of Series G Stock, as provided above). Concurrently with the mailing to holders of Common
Stock of any document pursuant to which such holders may make an election regarding the kind or amount of securities or other property that will be receivable by such holder in any transaction described in clause (a) or
(b) of the first sentence of this Section 3.7, the Corporation shall mail a copy thereof to the holders of the Series G Stock as of the date used for determining the holders of record of Common Stock entitled to such mailing. The Corporation shall not enter into any of the transactions referred to in clauses (a) or (b) of the preceding sentence unless effective provision shall be made in the certificate or articles of incorporation or other constituent documents of the Corporation or the entity surviving the consolidation or merger, if other than the Corporation, or the entity acquiring the Corporation's assets, as the case may be, so as to give effect to the provisions set forth in this
Section 3.7. The provisions of this Section 3.7 shall apply similarly to successive consolidations, mergers, sales or conveyances. For purposes of this Section 3.7 the term "Corporation" shall refer to the Corporation
(as defined in Section 1.14) as constituted immediately prior to the merger, consolidation or other transaction referred to in this Section.

               3.8 The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of this Series, such number of its duly authorized shares of Common Stock (or, if applicable, any other shares of Capital Stock of the Corporation) as shall from time to time be sufficient to effect the conversion of all outstanding shares of this Series into such Common Stock (or such other shares of Capital Stock) at any time (assuming that, at the time of the computation of such number of shares, all such Common Stock (or such other shares of Capital Stock) would be held by a single holder); PROVIDED, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Common Stock (or such other shares of Capital Stock) that are held in the treasury of the Corporation. All shares of Common Stock (or such other shares of Capital Stock of the Corporation) which shall be deliverable upon conversion of the shares of this Series shall be duly and validly issued, fully paid and nonassessable. For purposes of this Section 3, any shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

               3.9 If any shares of Common Stock or other shares of Capital Stock of the Corporation which would be issuable upon conversion of shares of this Series hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. The Corporation will use commercially reasonable efforts to list the shares of (or depositary shares representing fractional interests in) Common Stock or other shares of Capital Stock of the Corporation required to be delivered upon conversion of shares of this Series prior to such delivery upon the principal national securities exchange upon which the outstanding Common Stock or such other shares of Capital Stock is listed at the time of such delivery.

               3.10 The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock or other shares of Capital Stock of the Corporation on conversion of shares of this Series pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Common Stock or such other shares of Capital Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

               3.11 In case of (i) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, (ii)any Pro Rata Repurchase or (iii)any action triggering an adjustment to the Conversion Rate pursuant to this Section 3, then, in each case, the Corporation shall cause to be filed with the transfer agent or agents for the Series G Stock, and shall cause to be mailed, first-class postage prepaid, to the holders of record of the outstanding shares of Series G Stock, at least fifteen (15) days prior to the applicable record date for any such transaction (or if no record date will be established, the effective date thereof), a notice stating (x)the date, if any, on which a record is to be taken for the purpose of any such transaction (or if no record date will be established, the date as of which holders of record of Common Stock entitled to participate in such transaction are determined), and (y)the expected effective date thereof. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 3.11.

          4.  REDEMPTION OR EXCHANGE.

               4.1  (a)  The Corporation may, at its sole option, subject to
Section 2.2 hereof, from time to time on and after the fourth anniversary of the Effective Time, redeem, out of funds legally available therefor, or, as provided below, exchange shares of Common Stock for, all or (in the case of Section 4.1(b)(i), any part) of the outstanding shares of this Series. The redemption price for each share of this Series called for redemption pursuant to clause (i)of Section 4.1(b) shall be the Liquidation Value together with an amount equal to the accrued and unpaid dividends to the date fixed for redemption (hereinafter collectively referred to as the "Redemption Price"). The exchange price for each share of this Series called for exchange pursuant to clause (ii)of
Section 4.1(b) shall be a number of shares of Common Stock equal to the Conversion Rate, together with, at the option of the Corporation, either
(x)cash or (y)a number of shares of Common Stock, valued at the Closing Price on the Trading Day immediately preceding the date fixed for exchange, equal, in either case, to the aggregate amount of accrued and unpaid dividends on the Series G Stock to the date fixed for exchange (provided that any dividends which are in arrears must be paid in cash) (hereinafter collectively referred to as the "Exchange Price").

                    (b) On the date fixed for redemption or exchange the Corporation shall, at its option, effect either

                         (i) a redemption of the shares of this Series to be redeemed by way of payment, out of funds legally available therefor, of cash equal to the aggregate Redemption Price for the shares of this Series then being redeemed;

                        (ii) an exchange of the shares of this Series for the Exchange Price in shares of Common Stock (PROVIDED that the Corporation (A) shall be entitled to deliver cash (1) in lieu of any fractional share of Common Stock (determined in a manner consistent with Section 3.3) and (2) equal to accrued and unpaid dividends to the date fixed for exchange in lieu of shares of Common Stock and
     (B) shall be required to deliver cash in respect of any dividends that are in arrears); or

                       (iii) any combination thereof with respect to each share of this Series called for redemption or exchange.

                    (c)  Notwithstanding clauses (ii) and (iii) of
Section 4.1(b), the Corporation shall be entitled to effect an exchange of shares of Series G Stock for Common Stock or other shares of Capital Stock of the Corporation only to the extent that duly and validly issued, fully paid and nonassessable shares of Common Stock (or such other shares of Capital Stock) shall be available for issuance (including delivery of previously issued shares of Common Stock held in the Corporation's treasury on the date fixed for exchange). The Corporation shall comply with Sections3.9 and 3.10 with respect to shares of Common Stock or other shares of Capital Stock of the Corporation which would be issuable upon exchange of shares of this Series. Certificates for shares of Common Stock issued in exchange for surrendered shares of this Series pursuant to this Section4.1 shall be made available by the Corporation not later than the fifth Trading Day following the date for exchange.

               4.2 In the event that fewer than all the outstanding shares of this Series are to be redeemed pursuant to Section 4.1(b)(i), the number of shares to be redeemed from each holder of shares of this Series shall be determined by the Corporation by lot or pro rata or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable, and the certificate of the Corporation's Secretary or an Assistant Secretary filed with the transfer agent or transfer agents for this Series in respect of such determination by the Board of Directors shall be conclusive.

               4.3 In the event the Corporation shall redeem or exchange shares of this Series pursuant to Section4.1, notice of such redemption or exchange shall be given by first class mail, postage prepaid, mailed not less than fifteen (15) nor more than sixty (60) days prior to the date fixed for redemption or exchange, as the case may be, to each record holder of the shares to be redeemed or exchanged, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) whether the shares of this Series are to be redeemed or exchanged; (ii) the time and date as of which the redemption or exchange shall occur; (iii) the total number of shares of this Series to be redeemed or exchanged and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iv)the Redemption Price or the Exchange Price, as the case may be; (v) that shares of this Series called for redemption or exchange may be converted at any time prior to the time and date fixed for redemption or exchange (unless the Corporation shall, in the case of a redemption, default in payment of the Redemption Price or, in the case of an exchange, fail to exchange the shares of this Series for the applicable number of shares of Common Stock and any cash portion of the Exchange Price or shall exercise its right to rescind such redemption pursuant to Section 4.5, in which case such right of conversion shall not terminate at such time and date); (vi)the applicable Conversion Price and Conversion Rate; (vii)the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price, in the case of redemption, or for delivery of certificates representing the shares of Common Stock and the payment of any cash portion of the Exchange Price, in the case of exchange; and (viii) that dividends on the shares of this Series to be redeemed or exchanged will cease to accrue on such redemption or exchange date.

               4.4 If notice of redemption or exchange shall have been given by the Corporation as provided in Section 4.3, dividends on the shares of this Series so called for redemption or exchange shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation with respect to shares so called for redemption or exchange (except (i) in the case of redemption, the right to receive from the Corporation the Redemption Price without interest and in the case of exchange, the right to receive from the Corporation the Exchange Price without interest and
(ii) the right to convert such shares in accordance with Section 3) shall cease (including any right to receive dividends otherwise payable on any Dividend Payment Date that would have occurred after the time and date of redemption or exchange) either (i) in the case of a redemption or exchange pursuant to Section 4.1, from and after the time and date fixed in the notice of redemption or exchange as the time and date of redemption or exchange (unless the Corporation shall (x) in the case of a redemption, default in the payment of the Redemption Price, (y)in the case of an exchange, fail to exchange the applicable number of shares of Common Stock and any cash portion of the Exchange Price or (z) exercise its right to rescind such redemption pursuant to Section 4.5, in which case such rights shall not terminate at such time and date) or (ii) if the Corporation shall so elect and state in the notice of redemption or exchange, from and after the time and date (which date shall be the date fixed for redemption or exchange or an earlier date not less than fifteen (15) days after the date of mailing of the redemption or exchange notice) on which the Corporation shall irrevocably deposit with a designated bank or trust company doing business in the Borough of Manhattan, City and State of New York, as paying agent, money sufficient to pay at the office of such paying agent, on the redemption date, the Redemption Price, in the case of redemption, or certificates representing the shares of Common Stock to be so exchanged and any cash portion of the Exchange Price, in the case of an exchange. Any money or certificates so deposited with any such paying agent which shall not be required for such redemption or exchange because of the exercise of any right of conversion or otherwise shall be returned to the Corporation forthwith. Upon surrender (in accordance with the notice of redemption or exchange) of the certificate or certificates for any shares of this Series to be so redeemed or exchanged (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice of redemption or exchange shall so state), such shares shall be redeemed or exchanged by the Corporation at the Redemption Price or the Exchange Price, as applicable, as set forth in Section 4.1 (unless the Corporation shall have exercised its right to rescind such redemption pursuant to Section 4.5). In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares (or fractions thereof as provided in Section 8.4), without cost to the holder thereof, together with the amount of cash, if any, in lieu of fractional shares other than those issuable in accordance with Section8.4. Subject to applicable escheat laws, any moneys so set aside by the Corporation in the case of redemption and unclaimed at the end of one year from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption or exchange shall look only to the general funds of the Corporation for the payment of the Redemption Price or the Exchange Price, as applicable, without interest. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

               4.5 In the event that a Redemption Rescission Event shall occur following any day on which a notice of redemption shall have been given pursuant to

Section 4.3 but at or prior to the earlier of (a) the time and date fixed for redemption as set forth in such notice of redemption and (b) the time and date at which the Corporation shall have irrevocably deposited funds or certificates with a designated bank or trust company pursuant to Section 4.4, the Corporation may, at its sole option, at any time prior to the earliest of
(i) the close of business on that day which is two (2) Trading Days following such Redemption Rescission Event, (ii) the time and date fixed for redemption as set forth in such notice and (iii) the time and date on which the Corporation shall have irrevocably deposited such funds with a designated bank or trust company, rescind the redemption to which such notice of redemption shall have related by making a public announcement of such rescission
(the date on which such public announcement shall have been made being hereinafter referred to as the "Rescission Date"). The Corporation shall be deemed to have made such announcement if it shall issue a release to the Dow Jones News Service, Reuters Information Services or any successor news wire service. From and after the making of such announcement, the Corporation shall have no obligation to redeem shares of this Series called for redemption pursuant to such notice of redemption or to pay the redemption price therefor and all rights of holders of shares of this Series shall be restored as if such notice of redemption had not been given. The Corporation shall give notice of any such rescission by one of the means specified in Section 8.2 as promptly as practicable, but in no event later than the close of business on that date which is five (5) Trading Days following the Rescission Date to each record holder of shares of this Series at the close of business on the Rescission Date and to any other Person or entity that was a record holder of shares of this Series and that shall have surrendered shares of this Series for conversion following the giving of notice of the subsequently rescinded redemption. Each notice of rescission shall (w) state that the redemption described in the notice of redemption has been rescinded, (x) state that any Converting Holder shall be entitled to rescind the conversion of shares of this Series surrendered for conversion following the day on which notice of redemption was given but prior to the close of business on the later of (1) the Trading Day next succeeding the date on which public announcement of the rescission of such redemption shall have been made and (2) the Trading Day on which the Corporation's notice of rescission is deemed given pursuant to Section 8.2, (y) be accompanied by a form prescribed by the Corporation to be used by any Converting Holder rescinding the conversion of shares so surrendered for conversion (and instructions for the completion and delivery of such form, including instructions with respect to payments that may be required to accompany such delivery shall be in accordance with Section 3.5) and (z) state that such form must be properly completed and received by the Corporation no later than the close of business on a date that shall be ten (10) Trading
Days following the date of the mailing of such notice of rescission is deemed given pursuant to Section 8.2.

               4.6 The shares of this Series shall not be subject to the provisions of Section 5 of Article IV of the Certificate of Incorporation.

          5.   PRO RATA REPURCHASE.

               5.1 Upon a Pro Rata Repurchase, each holder of shares of this Series shall have the right to require that the Corporation repurchase, out of funds legally available therefor, a Pro Rata Portion (as defined below) of the shares of such holder, or any lesser number requested by the holder, at a price per share equal to the highest price per share of Common Stock paid in the Pro Rata Repurchase multiplied by the Conversion Rate then in effect plus an amount equal to the accrued but unpaid dividends on such shares to the date of repurchase.

               5.2 At any time prior to or within thirty (30) days following any Pro Rata Repurchase, the Corporation shall mail a notice to each holder of shares of this Series stating:

                    (a) that a Pro Rata Repurchase will occur or has occurred and that such holder will have (upon such Pro Rata Repurchase) or has the right to require the Corporation to repurchase such holder's shares in an amount not in excess of the Pro Rata Portion at a repurchase price in cash determined as set forth above plus an amount equal to accrued and unpaid dividends, if any, to the date of repurchase;

                    (b) the repurchase date for the Series G Stock (which shall be no earlier than fifteen (15) days nor later than sixty (60) days from the date such notice is mailed); and

                    (c) the instructions determined by the Corporation, consistent with this Section, that a holder must follow in order to have its shares repurchased.

               5.3 Holders electing to have any shares repurchased will be required to surrender such shares, with an appropriate form duly completed, to the Corporation at the address specified in the notice at least five (5) days prior to the repurchase date. Holders will be entitled to withdraw their election if the Corporation receives, not later than three (3) days prior to the repurchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the certificate numbers of the shares delivered for purchase by the holder and a statement that such holder is withdrawing his election to have such shares repurchased. Holders will have such additional withdrawal and other rights as may be required pursuant to applicable law.

               5.4 On the repurchase date, the Corporation shall (i) pay the repurchase price plus an amount equal to accrued and unpaid dividends as provided in Section 5.1, if any, to the holders entitled thereto and (ii) issue to such holders any equity securities of the Corporation (other than Common Stock) that would at the time be issuable upon conversion of the shares of Series G Stock which are then being repurchased pursuant hereto.

               5.5 The Board of Directors will not approve any tender or exchange offer by the Corporation or a third party for shares of Common Stock or recommend that the holders of Common Stock accept any offer or tender their shares into any offer unless a Pro Rata Portion of the shares of this Series of all holders are entitled to be tendered into such offer at a price not less than the price per share for shares of Common Stock pursuant to such offer multiplied by the Conversion Rate then in effect plus an amount equal to accrued but unpaid dividends on such shares to the date of payment for such shares in such tender or exchange offer.

               5.6 For purposes hereof, "Pro Rata Portion" with respect to the shares of this Series held by any holder shall mean all the shares of this Series then owned by such holder times a fraction, the numerator of which is the number of outstanding shares of Common Stock
(a)purchased in the applicable Pro Rata Repurchase or (b)for which a tender or exchange offer referred to in Section 5.5 is made, as the case may be, and the denominator of which is the number of outstanding shares of Common Stock immediately prior to such Pro Rata Repurchase or the commencement of such tender or exchange offer, as the case may be.

          6.  VOTING.   The shares of this Series shall have no voting
rights except as required by law or as set forth below.

               6.1 Each share of this Series shall be entitled to vote together with holders of the shares of Common Stock (and any other class or series which may similarly be entitled to vote with the shares of Common Stock) as a single class upon all matters upon which holders of Common Stock are entitled to vote. In any such vote, the holders of this Series shall be entitled to two (2) votes per $100 of Liquidation Value of Series G Stock, subject to adjustment at the same time and in the same manner as each adjustment of the Conversion Rate pursuant to
Section 3, so that the holders of this Series shall be entitled following such adjustment to the number of votes equal to the number of votes such holders were entitled to under this Section 6.1 immediately prior to such adjustment multiplied by a fraction (x) the numerator of which is the Conversion Rate as adjusted pursuant to Section 3 and (y) the denominator of which is the Conversion Rate immediately prior to such adjustment.

               6.2 (a) So long as any shares of this Series remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of this Series representing at least 66-2/3% of the aggregate voting power of shares of this Series then outstanding (i) authorize any Senior Stock or reclassify (by merger, consolidation or otherwise) any Junior Stock or Parity Stock as Senior Stock, (ii) merge into or consolidate with any Person where the surviving or continuing corporation will have any authorized Senior Stock other than capital stock corresponding to shares of Senior Stock of the Corporation existing immediately before such merger or consolidation) or (iii)amend, alter or repeal (by operation of law or otherwise) any of the provisions of the Certificate or the Certificate of Incorporation, so as in any such case to adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of this Series.

                    (b) No consent of holders of shares of this Series shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the authorization or issuance of any class of Junior Stock or Parity Stock, (iii)the authorization, designation or issuance of additional shares of Series G Stock or (iv)subject to
Section 6.2(a), the authorization or issuance of any other shares of Preferred Stock.

               6.3 (a) If and whenever at any time or times dividends payable on shares of this Series shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, then the number of directors constituting the Board of Directors shall be increased by two and the holders of shares of this Series, together with the holders of any shares of any Parity Stock as to which in each case dividends are in arrears and unpaid in an aggre-gate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, shall have the exclusive right, voting separately as a class with such other series, to elect two directors of the Corporation.

                    (b) Such voting right may be exercised initially either by written consent or at a special meeting of the holders of the Preferred Stock having such voting right, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of this Series shall have been paid in full and all dividends payable on the shares of this Series on four subsequent consecutive Dividend Payment Dates shall have been paid in full on such dates or funds shall have been set aside for the payment thereof, at which time such voting right and the term of the directors elected pursuant to Section 6.3(a) shall terminate.

                    (c) At any time when such voting right shall have vested in holders of shares of such series of Preferred Stock described in Section 6.3(a), and if such right shall not already have been exercised by written consent, a proper officer of the Corporation may call, and, upon the written request, addressed to the Secretary of the Corporation, of the record holders of shares representing ten percent (10%) of the voting power of the shares then outstanding of such Preferred Stock having such voting right, shall call, a special meeting of the holders of such Preferred Stock having such voting right. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 6.3(c), no such special meeting shall be called during a period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

                    (d) At any meeting held for the purpose of electing directors at which the holders of such Preferred Stock shall have the right to elect directors as provided herein, the presence in Person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of such Preferred Stock having such right shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class.

                    (e)  Any director elected by holders of Preferred
Stock pursuant to the voting right created under this Section 6.3 shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 6.3(b)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected, or if there be no such remaining director, by the holders of such Preferred Stock, entitled to elect such director or directors by written consent or at a special meeting called in accordance with the procedures set forth in Section 6.3(c), or, if no special meeting is called or written consent executed, at the next annual meeting of stockholders. Upon any termination of such voting right, subject to applicable law, the term of office of all directors elected by holders of such Preferred Stock voting separately as a class pursuant to this Section 6.3 shall terminate.

                    (f) In exercising the voting rights set forth in this Section 6.3, each share of this Series shall have a number of votes equal to its Liquidation Value.

          7.  LIQUIDATION RIGHTS.

               7.1. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, in preference to the holders of, and before any payment or distribution shall be made on, Junior Stock, the amount of $100 per share (the "Liquidation Value"), plus an amount equal to all accrued and unpaid dividends to the date of final distribution.

               7.2. Neither the sale, exchange or other conveyance (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 7.

               7.3. After the payment to the holders of the shares of this Series of full preferential amounts provided for in this Section 7, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

               7.4. In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 7.1, no such distribution shall be made on account of any shares of any Parity Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all Parity Stock are entitled upon such dissolution, liquidation or winding up.

          8.  OTHER PROVISIONS.

               8.1 All notices from the Corporation to the holders shall be given by one of the methods specified in Section 8.2. With respect to any notice to a holder of shares of this Series required to be provided hereunder, neither failure to give such notice, nor any defect therein or in the transmission thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, right, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

               8.2 All notices and other communications hereunder shall be deemed given (i) on the first Trading Day following the date received, if delivered personally, (ii)on the Trading Day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first Trading Day that is at least five days following deposit in the mails, if sent by first class mail to (x) a holder at its last address as it appears on the transfer records or registry for the Series G Stock and (y) the Corporation at the following address (or at such other address as the Corporation shall specify in a notice pursuant to this Section): Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019, Attention: General Counsel.

               8.3 Any shares of this Series which have been converted, redeemed, exchanged or otherwise acquired by the Corporation shall, after such conversion, redemption, exchange or acquisition, as the case may be, be retired and promptly cancelled and the Corporation shall take all appropriate action to cause such shares to obtain the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation may cause a certificate setting forth a resolution adopted by the Board of Directors that none of the authorized shares of this Series are outstanding to be filed with the Secretary of State of the State of Delaware. When such certificate becomes effective, all references to Series G Stock shall be eliminated from the Certificate of Incorporation and the shares of Preferred Stock designated hereby as Series G Stock shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

               8.4 The shares of this Series shall be issuable in whole shares or, if authorized by the Board of Directors (or any authorized committee thereof), in any fraction of a whole share so authorized or any integral multiple of such fraction.

               8.5 The Corporation shall be entitled to recognize the exclusive right of a Person registered on its records as the holder of shares of this Series, and such record holder shall be deemed the holder of such shares for all purposes.

               8.6 All notice periods referred to in the Certificate shall commence on the date of the mailing of the applicable notice.

               8.7 Certificates for shares of this Series shall bear such legends as the Corporation shall from time to time deem appropriate.

          IN WITNESS WHEREOF, Time Warner Inc. has caused this
certificate to be signed and attested this [   ]
day of [          ], 1995.


                         TIME WARNER INC.


                         By: _________________________
                            Name:
                            Title:

Attest:



________________________
Name:
Title:

                                                   Exhibit B

                REGISTRATION RIGHTS AGREEMENT



          REGISTRATION RIGHTS AGREEMENT, dated as of [_________], 1995, between TIME WARNER INC., a Delaware corporation (the "Company"), and Toshiba Corporation, a corporation organized under the laws of Japan (the "Stockholder").

          This Agreement is made pursuant to Section5.2(e) of the Restructuring Agreement, dated as of August 31, 1995 (as such agreement may be amended from time to time, the "Restructuring Agreement"), between the Stockholder and the Company. In order to induce the Stockholder to consummate the transactions contemplated by the Restructuring Agreement, and in further consideration therefor, the Company has agreed to execute and deliver this Agreement and provide the registration rights set forth in this Agreement.

          Accordingly, it is hereby agreed as follows:


1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Restructuring Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

          "BLACKOUT PERIOD" means any Section 6(a) Period and any Section 6(b) Period.

          "COUNSEL TO THE HOLDERS" means the single law firm from time to time representing the Holders, as appointed by the Holders of a majority in number of the Registrable Securities.

          "DESIGNATED SHELF REGISTRATION" has the meaning specified in
Section 4(b).

          "EFFECTIVE PERIOD" means a period commencing on the date of this Agreement and ending on the earliest of (i)the first date as of which all Registrable Securities cease to be Registrable Securities and no Holder holds any shares of TWX Preferred Stock and (ii) the date on which Toshiba shall cease to own at least 25% of the TWX Preferred Stock issued pursuant to Section1.1 of the Restructuring Agreement (including TWX Common Stock issued upon conversion thereof or exchange therefor).

          "HOLDER" means (i) the Stockholder or any Affiliate of the Stockholder that is a holder of Registrable Securities or TWX Preferred
Stock and (ii) each Person that
is a registered holder of Registrable Securities or TWX Preferred Stock that
(A) acquired such Registrable Securities or TWX Preferred Stock in accordance with Section 8.1 of the Restructuring Agreement and (B) received or will receive certificates for Registrable Securities bearing a legend pursuant to
Section 8.3 of the Restructuring Agreement; PROVIDED, HOWEVER, that, if such Person is not the Stockholder, such Person has agreed in writing to become a Holder hereunder and to be bound by the terms and conditions of this Agreement.

          "NASD" means the National Association of Securities Dealers,
Inc.

          "PROSPECTUS" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          "REGISTRABLE SECURITIES" means, collectively, (i)the shares of TWX Common Stock issued pursuant to the conversion or exchange provisions of the TWX Preferred Stock issued pursuant to Section 1.1 of the Restructuring Agreement (the securities referred to in (i) are the "Shares") and (ii) any securities paid, issued or distributed in respect of any Shares by way of stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. Securities will cease to be Registrable Securities in accordance with Section 2 hereof.

          "REGISTRATION EXPENSES" means any and all expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC, NASD and securities exchange registration and filing fees, (ii)all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv)all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 7(h), (v) the fees and disbursements of counsel for the Company and of its independent public accountants, (vi) the reasonable fees and expenses of any special experts retained in connection with the requested registration and (vii) the reasonable fees and expenses of Counsel to the Holders, but excluding

(x)underwriting discounts and commissions and transfer taxes, if any, and
(y) any fees or disbursements of counsel to the Holders or any Holder (other than Counsel to the Holders).

          "REGISTRATION STATEMENT" means any registration statement (including a Shelf Registration) of the Company referred to in Section 3 or 4, including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

          "RELATED SECURITIES" means any securities of the Company similar or identical to any of the Registrable Securities, including, without limitation, TWX Common Stock and all options, warrants, rights and other securities convertible into, or exchangeable or exercisable for, TWX Common Stock.

          "SALE PERIOD" has the meaning specified in Section4(b).

          "SECTION 6(A) PERIOD" has the meaning specified in Section
6(a).

          "SECTION 6(B) PERIOD" has the meaning specified in Section
6(b).

          "SHELF REGISTRATION" means a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act (or any successor rule that may be adopted by the SEC).

          "UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING" shall mean an underwritten offering in which securities of the Company are sold to an underwriter for reoffering to the public.

          2. SECURITIES SUBJECT TO THIS AGREEMENT. The securities entitled to the benefits of this Agreement are the Registrable
Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when and to the extent that (i)a Registration Statement covering Registrable Securities shall have been declared effective under the Securities Act and Registrable Securities have been disposed of pursuant to such effective Registration Statement,
(ii)Registrable Securities shall have been distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii)Registrable Securities shall have been otherwise transferred to a party that is not an Affiliate of the Stockholder and new certificates for such Registrable Securities not bearing the legend specified in Section 8.2 of the Restructuring Agreement shall have been delivered by the Company, (iv)the Effective Period shall have ended or
(v)Registrable Securities shall have ceased to be outstanding.

          3.   PIGGY-BACK REGISTRATION RIGHTS.

               (a)Whenever during the Effective Period the Company shall propose to file a registration statement under the Securities Act relating to the public offering of TWX Common Stock for cash pursuant to a firm commitment underwritten offering (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms, or filed in connection with an exchange offer or an offering of securities solely to existing stockholders or employees of the Company), for sale for its own account, the Company shall (i)give written notice at least ten Business Days prior to the filing thereof to each Holder of Registrable Securities then outstanding, specifying the approximate date on which the Company proposes to file such registration statement and advising such Holder of his right to have any or all of the Registrable Securities then held by such Holder included among the securities to be covered thereby and (ii)at the written request of any such Holder given to the Company at least two Business Days prior to the proposed filing date, include among the securities covered by such registration statement the number of Registrable Securities which such Holder shall have requested be so included (subject, however, to reduction in accordance with paragraph(b) of this Section). The Company shall use its commercially reasonable efforts to cause the managing underwriter of the proposed underwritten offering to permit the Holders of Registrable Securities requested to be included in the Registration Statement for such offering to include such securities in such offering on the same terms and conditions as any similar securities of the Company included therein.

               (b) Each Holder of Registrable Securities desiring to participate in an offering pursuant to Section 3(a) may include shares of TWX Common Stock in any TWX Registration Statement relating to such offering to the extent that the inclusion of such shares of TWX Common
Stock shall not reduce the number of shares of TWX Common Stock to be offered and sold by the Company pursuant thereto. If the lead managing underwriter selected by the Company for an underwritten offering pursuant to Section3(a) determines that marketing factors require a limitation on the number of shares of TWX Common Stock to be offered and sold by the stockholders of the Company in such offering, there shall be included in the offering only that number of shares of TWX Common Stock, if any, that such lead managing underwriter reasonably and in good faith believes will not jeopardize the success of the offering of all the shares of TWX Common Stock that the Company desires to sell for its own account. In such event and provided the lead managing underwriter has so notified the Company in writing, the number of shares of TWX Common Stock to be offered and sold by stockholders of the Company, including Holders of Registrable Securities, desiring to participate in such offering shall be allocated among such stockholders of the Company on a pro rata basis based on their holdings of TWX Common Stock (subject to any written agreements requiring a different priority).

               (c) Nothing in this Section 3 shall create any liability on the part of the Company to the Holders of Registrable Securities if the Company for any reason should decide not to file a registration statement proposed to be filed under Section 3(a) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

               (d)  A request by Holders to include Registrable
Securities in a proposed underwritten offering pursuant to Section 3(a) shall not be deemed to be a request for a demand registration pursuant to
Section 4.

          4.   DEMAND REGISTRATION RIGHT.

               (a)Upon the written request of Holders of at least 25% of the Registrable Securities that the Company effect the registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of such Holder's or Holders' Registrable Securities and specifying the aggregate number of shares of Registrable Securities requested to be registered and the name or names of the proposed managing underwriter or underwriters (or in the case of a Designated Shelf Registration, the intended method of distribution and the name or names of any managing underwriters or agents), the Company will use all commercially reasonable efforts to file a Registration Statement covering such Holder's or Holders' Registrable Securities requested to be registered within 20 Business Days after receipt of such request for disposition pursuant to an underwritten offering (or, in the case of a Designated Shelf Registration, the intended method of distribution) (the terms of such underwritten offering or other distribution to be determined by the Holders of a majority of the Registrable Securities so requested to be registered); PROVIDED, HOWEVER, that the Company shall not be required to take any action pursuant to this Section 4:

                    (1) if prior to the date of such request the Company shall have effected three (3) registrations pursuant to this Section 4;

                    (2) if the Company has effected a registration (other than a Designated Shelf Registration) pursuant to this Section 4 within the 120-day period immediately preceding such request which permitted Holders of Registrable Securities to register Registrable Securities;

                    (3) if the Company shall at the time have effective a Shelf Registration pursuant to which the Holder or Holders that requested registration could effect the disposition of such Holder's or Holders' Registrable Securities in the manner requested;

                    (4) if the Registrable Securities which the Company shall have been requested to register shall have a then current market value of less than $50,000,000, unless such registration request is for all remaining Registrable Securities; or

                    (5) during the pendency of any Blackout Period;

PROVIDED FURTHER, HOWEVER, that the Company shall be permitted to satisfy its obligations under this Section 4(a) by amending (to the extent permitted by applicable law) any registration statement (including any Shelf Registration) previously filed by the Company under the Securities Act so that such registration statement (as amended) shall permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a demand for registration has been made under this Section 4(a). If the Company shall so amend a previously filed registration statement, it shall be deemed to have effected a registration for purposes of this
Section 4.

               (b) The holders of a majority in number of the Registrable Securities shall be entitled to specify in a request that one registration that is effected pursuant to this Section 4 shall be for a Shelf Registration (a "Designated Shelf Registration"). Subject to any Blackout Period, a Designated Shelf Registration shall be available for sales of Registrable Securities during the 15 Business Day period beginning on the third Business Day after the Company's public announcement of its quarterly or year-end financial results (each a "Sale Period"); PROVIDED, HOWEVER, that dispositions pursuant to this Section 4(b), together with all other sales made in accordance with the volume and manner of sale limitations of rule 144(e) and (f) under the

Securities Act within the same three month period, shall not exceed 1% of the outstanding shares of TWX Common Stock as reported on the Company's most recent Form 10-K or 10-Q, as applicable. Notwithstanding the foregoing, if a Blackout Period or a suspension by the Company of the use by the Holders of the Designated Shelf Registration or any related Prospectus pursuant to Section 7(e), eliminates more than seven Business Days in any Sale Period, then (i)the length of the next Sale Period shall be thirty Business Days and (ii) the volume restriction specified in the preceding sentence shall be 2% of the outstanding shares of TWX Common Stock for the three month period which includes such extended Sale Period. Notwithstanding the provisions of Section 7(b), the Company shall be required to maintain the effectiveness of the Designated Shelf Registration for at least 36 calendar months (which period shall be extended if necessary to cover any and all extended Sale Periods provided for under the immediately preceding sentence), or, if earlier, until all Registrable Securities covered thereby have ceased to be Registrable Securities.

               (c) A registration requested pursuant to this Section 4 shall not be deemed to be effected for purposes of this Section 4 if it has not been declared effective by the SEC or become effective in accordance with the Securities Act and the rules and regulations thereunder.

               (d) Holders of a majority in number of the Registrable Securities to be included in a Registration Statement pursuant to this
Section 4 may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request by providing a written notice to the Company revoking such request. The Holders of Registrable Securities who revoke such request shall reimburse the Company for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; PROVIDED, HOWEVER, that, if such revocation was based on (x) the Company's failure to comply in all material respects with its obligations hereunder or (y) the occurrence of a Blackout Period, such reimbursement shall not be required and the remaining provisions of this Section 4(d) shall not apply. If such reimbursement is made within 10 Business Days following a request therefor, such registration shall not be deemed to have been effected for purposes of this Section 4. If such reimbursement is not so received within such time (i) such registration shall be deemed to have been effected for purposes of this Section 4 and (ii) the Company shall have no further obligations to such Holders with respect to piggyback registrations pursuant to Section 3 or demand registrations pursuant to this Section 4 until such reimbursement is made.

               (e) The Company will not include any securities which are not Registrable Securities in any Registration Statement filed pursuant to a demand made under this Section 4 without the prior written consent of the Holders of a majority in number of the Registrable Securities covered by such Registration Statement.

          5. SELECTION OF UNDERWRITERS. In connection with any underwritten offering pursuant to a Registration Statement filed pursuant to a demand made pursuant to Section 4, Holders of a majority in number of the Registrable Securities to be included in the Registration Statement shall have the right to select a managing underwriter or underwriters to administer the offering, so long as such managing underwriter or underwriters shall be reasonably satisfactory to the Company; PROVIDED, HOWEVER, that the Company shall have the right to select one co-managing underwriter, so long as such co-managing underwriter shall be reasonably satisfactory to Holders of a majority in number of the Registrable Securities to be included in the Registration Statement. The managing underwriter or underwriters selected by the Holders of a majority in number of the Registrable Securities to be registered shall be deemed satisfactory to the Company unless the Company sends a written notice of objection to such Holders within 10 days of receipt of notice from such Holders of the appointment of a managing underwriter or underwriters and the co-managing underwriter selected by the Company shall be deemed to be satisfactory to the Holders of a majority in number of the Registrable Securities to be included in the Registration Statement unless such Holders send a written notice of objection to the Company within 10 days of receipt of notice from the Company of the appointment of a co-managing underwriter.

          6.   BLACKOUT PERIODS FOR HOLDERS.

               (a)If the Company determines in good faith that the registration and distribution of Registrable Securities (or the use of the Registration Statement or related Prospectus) would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Holders of Registrable Securities written notice of such determination, the Company shall be entitled to (i) postpone the filing of the Registration Statement otherwise required to be prepared and filed by the Company pursuant to Section3 or 4 or (ii) elect that the Registration Statement not be used, in either case, for a reasonable period of time, but not to exceed 90 days (a "Section 6(a) Period"). Any such written notice shall be signed by an officer of the Company and contain a general statement of the reasons for such postponement or restriction on use and an estimate of the anticipated delay. The Company shall promptly notify each Holder of the expiration or earlier termination of a Section 6(a) Period.

               (b) If (i)during the Effective Period, the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to a continuous "at the market offering" pursuant to Rule 415(a)(4) under the Securities Act, an employee stock option, stock purchase, dividend reinvestment plan or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to any Related Securities and (ii)with reasonable prior notice, (A)the Company (in the case of a non-underwritten offering pursuant to such registration statement) advises the Holders in writing that a sale or distribution of Registrable Securities would adversely affect such offering or (B)the managing underwriter or underwriters (in the case of an underwritten offering) advise the Company in writing (in which case the Company shall notify the Holders), that a sale or distribution of Registrable Securities would adversely affect such offering, then each Holder of Registrable Securities shall, to the extent not inconsistent with applicable law, refrain from effecting any sale or distribution of Registrable Securities, including sales pursuant to Rule 144 or Rule 144A under the Securities Act, during the 10-day period prior to, and during
(x) the 60-day period, in the case of sales or distributions pursuant to a Designated Shelf Registration or pursuant to Rule 144 or Rule 144A under the Securities Act, and (y) the 90-day period, in all other cases, in each case beginning on the effective date of such registration statement (a "Section 6(b) Period").

               (c) The Effective Period and, in the case where the use of an effective Registration Statement (other than a Designated Shelf Registration) is prohibited under Section 6(a), the period for which a Registration Statement shall be kept effective pursuant to Section 7(b), as the case may be, shall be extended by a number of days equal to the number of days of any Blackout Period occurring during such period (except that, in the case of the occurrence of a Blackout Period during the effectiveness of a Designated Shelf Registration, the Effective Period will only be extended to the extent, if any, necessary to comply with Section 4(b)). Except as provided below, the beginning of any Blackout Period shall be at least 120 days after the end of the prior Blackout Period and the aggregate number of days included in all Blackout Periods during any consecutive 12 month period during the Effective Period shall not exceed 180 days; PROVIDED, HOWEVER, that once during any consecutive 12 month period during the Effective Period a Section 6(b) Period may begin on or within five days of the last day of a Section 6(a) Period.

               (d)  Without limiting the rights of the Company under
Section 6(a), unless the Company shall exercise its right to declare a
Section 6(b) Period prior to the 10th day preceding the effectiveness of a Registration effected pursuant to Section 4 (other than a Designated Shelf Registration), it shall not, during the period beginning on such 10th day and continuing during the period of the offering covered by such Registration Statement (other than a Designated Shelf Registration) file or effect a registration statement of the type for which it would be entitled to declare a Section 6(b) Period.

          7. REGISTRATION PROCEDURES. If and whenever the Company is required to use commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

               (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such Registration Statement to become and remain effective;

               (b) prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for shelf registration or otherwise necessary to keep such Registration Statement effective for up to 90 days (except to the extent otherwise provided in Section 4(b) with respect to a Designated Shelf Registration) and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until the earlier of (x) such 90th day (except to the extent otherwise provided in Section 4(b) with respect to a Designated Shelf Registration) and (y) such time as all Registrable Securities covered by such Registration Statement have ceased to be Registrable

Securities (it being understood that the Company at its option may determine to maintain such effectiveness for a longer period, whether pursuant to a Shelf Registration or otherwise); PROVIDED that a reasonable time before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder), the Company will furnish to the Holders, the managing underwriter and their respective counsel for review and comment, copies of all documents proposed to be filed and will not file any such documents (other than as aforesaid) to which any of them reasonably object prior to the filing thereof;

               (c) furnish to each Holder of such Registrable Securities such number of copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits), any Prospectus or Prospectus supplement and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder (the Company hereby consenting to the use (subject to the limitations set forth in the last paragraph of this Section 7) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

               (d) use its best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 7(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

               (e) notify each Holder of any such Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 7(b), of the Company's becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amendment or supplement to such Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

               (f) notify each Holder of Registrable Securities covered by such Registration Statement at any time,

                    (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

                    (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

                    (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation or any overt threats of any proceedings for such purposes;

                    (4) of the receipt by the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or any overt threats of any proceeding for that purpose; and

                    (5) if at any time the representations and warranties of the Company contemplated by paragraph(i)(1) below cease to be true and correct;

               (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this paragraph if it has complied with Rule 158 under the Securities Act;

               (h) use commercially reasonable efforts to cause all such Registrable Securities to be listed on any securities exchange on which the TWX Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement;

               (i) enter into agreements (including underwriting agreements) and take all other appropriate and all commercially reasonable actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                    (1) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, scope and substance as are customarily made by issuers to underwriters in firm commitment underwritten offerings;

                    (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in number of the Registrable Securities being sold) addressed to such Holders and the underwriters covering the matters customarily covered in opinions requested in firm commitment underwritten offerings and such other matters as may be reasonably requested by the Holders of a majority in number of the Registrable Securities being sold and the managing underwriter, if any;

                    (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by independent accountants in connection with firm commitment underwritten offerings on such date or dates as may be reasonably requested by the Holder of a majority in number of the Registrable Securities being sold and the managing underwriter, if any;

                    (4) if requested, provide indemnification in accordance with the provisions and procedures of Section 10 hereof to all parties to be indemnified pursuant to said Section; and

                    (5) deliver such documents and certificates as may be reasonably requested by the

     Holders of a majority in number of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with clause (f) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company (the matters set forth in this Section 7(i) to be effected at each closing under any underwriting or similar agreement as and to the extent required thereunder);

               (j) cooperate with the Holders of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents, if any, to facilitate, to the extent commercially reasonable under the circumstances, the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters or agents, if any, or such Holders may request;

               (k) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an underwritten offering, incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of a majority in number of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering and make all required filings of such Prospectus supplement or post-effective amendment promptly upon being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

               (l) make available for inspection by any Holder of Registrable Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), reasonable access to appropriate officers of the Company and the Company's subsidiaries to ask questions and to obtain information reasonably requested by any such Inspector and all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; PROVIDED, HOWEVER, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company and either (i)the disclosure of such Records is necessary to avoid or correct a misstatement or omission of a material fact in such Registration Statement or (ii)the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; PROVIDED FURTHER, HOWEVER, that any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors. Each
Holder of Registrable Securities agrees that it will, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of such Records; and

               (m) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company will use all commercially reasonable efforts promptly to obtain its withdrawal.

          The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

          Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(e), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(e), and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the Effective Period and, in the case where the use of an effective Registration Statement (other than a Designated Shelf Registration) or any related Prospectus is prohibited under Section 7(e), the period mentioned in Section 7(b), as the case may be, shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 7(e) and through the date when each seller of Registrable Securities covered by such Registration
Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 7(e) (except that, in the case of such a prohibition during the effectiveness of a Designated Shelf
Registration, the Effective Period will only be extended to the extent necessary to comply with Section 4(b)).

          8. REGISTRATION EXPENSES. The Company will pay all Registration Expenses in connection with all registrations of Registrable Securities pursuant to Sections 3 and 4 upon the written request of any of the Holders, and each Holder shall pay (x) any fees or disbursements of counsel to such Holder (other than Counsel to the Holders) and (y) all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Registration Statement.

          9.   REPORTS UNDER THE EXCHANGE ACT.  The Company agrees to:

               (a) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act, and

               (b) furnish to any Holder, during the Effective Period, forthwith upon request (A)a written statement by the Company that it has complied with the current public information and reporting requirements of Rule 144 under the Securities Act and the Exchange Act and (B)a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

          10.  INDEMNIFICATION; CONTRIBUTION.

               (a)INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing or (ii)any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon any such untrue statement or omission made in reliance on and in conformity with information with respect to such indemnified party furnished in writing to the Company by such indemnified party or its counsel expressly for use therein. In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers, directors and agents and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities. Notwithstanding the foregoing provisions of this Section 10(a), the Company will not be liable to any Holder of Registrable Securities, any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such Holder or underwriter (within the meaning of Section 15 of the Securities
Act or Section 20 of the Exchange Act), under the indemnity agreement in this Section10(a) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such Holder's or other Person's failure to send or deliver a copy of the final Prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final Prospectus and the Company has previously furnished copies thereof to such Holder or other
Person in accordance with this Agreement.

               (b) INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. In connection with the Registration Statement, each Holder will furnish to the Company in writing such information, including the name, address and the amount of Registrable Securities held by such Holder, as the Company reasonably requests for use in such Registration Statement or the related Prospectus and agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 10(a)) the Company, all other Holders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons (within the meaning of Section 15 of the

Securities Act or Section 20 of the Exchange Act), against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, such Registration Statement or Prospectus or any amendment or supplement to either of them or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder or its counsel specifically for inclusion therein.

               (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Section 10 (provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this
Section 10 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent the same is covered by the indemnity obligation set forth in this Section 10. No indemnified party shall consent to entry of any judgment or enter into any settlement without the consent of each indemnifying party.

               (d) CONTRIBUTION. If the indemnification from the indemnifying party provided for in this Section 10 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10(c), any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this
Section 10(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Holder's obligation to contribute is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering, and not joint.

          If indemnification is available under this Section10, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section10(a) or (b), as the case may be, without regard to the relative fault of said indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 10(d).

               (e) LIMITATION ON LIABILITY AND CONTRIBUTION OF A HOLDER. In no event shall any Holder of Registrable Securities be liable or required to contribute any amount under this Section 10 or otherwise in respect of any untrue or alleged untrue statement or omission or alleged omission for amounts in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission.

               (f) The provisions of this Section 10 shall be in addition to any liability which any indemnifying party may have to any indemnified party and shall survive the termination of this Agreement.

          11.  PARTICIPATION IN UNDERWRITTEN OFFERINGS.  No
Holder of Registrable Securities may participate in any underwritten offering hereunder unless such Holder (a)agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Company in its reasonable discretion and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          12.  MISCELLANEOUS.

               (a)REMEDIES. Each Holder of Registrable Securities in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

               (b) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in number of the Registrable Securities then outstanding.

               (c) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for any party as shall be specified by like notice).

     (i)(A)If to the Stockholder to:

               Toshiba Corporation
               1-1, Shibaura 1-chome
               Minato-ku, Tokyo 105, Japan
               Facsimile:  81-3-5444-9288

               Attention:  Akira Kuwahara

          with a copy (which shall not constitute notice) to:

               Toshiba Corporation
               1-1, Shibaura 1-chome
               Minato-ku, Tokyo 105, Japan
               Facsimile:  81-3-5444-9214

               Attention:  General Manager
                           Legal Affairs Division

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York  10017
               Facsimile: (212) 450-4800

               Attention: John A. Bick

          (B) if to a Holder of Registrable Securities, other than the Stockholder, at the address of such Holder as such Holder may designate to the Company in writing; and

          (ii) if to the Company to:

               Time Warner Inc.
               75 Rockefeller Plaza
               New York, NY 10019
               Facsimile:  (212) 956-7281

               Attention: Peter R. Haje, General Counsel with a copy (which shall not constitute notice) to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, NY 10019
               Facsimile:  (212) 757-3990

               Attention:  Robert B. Schumer

               (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto, any Holder other than the Stockholder and any successors thereof; PROVIDED, HOWEVER, that (i)any Holder (other than the Stockholder) shall have agreed in writing to become a Holder under this Agreement and to be bound by the terms and conditions hereof and (ii)subject to clause (i), this Agreement and the provisions of this Agreement that are for the benefit of the Holders shall not be assignable by any Holder to any Person that is not so permitted to be a Holder, and any such purported assignment shall be null and void.

               (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

               (f) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

               (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

               (h) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby and that all remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Stockholder shall be enforceable to the fullest extent permitted by law.

               (i) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              TIME WARNER INC.

                                   By:______________________
                                 Name:
                                 Title:




                              TOSHIBA CORPORATION


                              By:__________________________
                                 Name:
                                 Title: